Exhibit 10.4

[Execution]

AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT, dated July 30, 2010 (this “Amendment No. 3”), is by and among Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Association, a national banking association, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, “Agent”), the parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), Latrobe Steel Company, a Pennsylvania corporation (“Latrobe”), OH&R Special Steels Company, a Delaware corporation (“OH&R”), Specialty Steel Supply, Inc., a Texas corporation (“Specialty Steel” and together with Latrobe and OH&R, each individually a “Borrower” and collectively, “Borrowers”), and Toolrock Holding, Inc., a Delaware corporation (“Parent”, sometimes individually referred to herein as a “Guarantor” and collectively, “Guarantors” as defined in the Loan Agreement).

W I T N E S S T H :

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated March 6, 2008, by and among Agent, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to Loan and Security Agreement, dated January 22, 2009, by and among Agent, Lenders, Borrowers and Guarantors and Amendment No. 2 to Loan and Security Agreement, dated March 17, 2010, by and among Agent, Lenders, Borrowers and Guarantors (as the same now exists and is amended and supplemented pursuant hereto and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the other Financing Agreements;

WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders agree to amend certain provisions of the Loan Agreement as set forth herein, and Agent and Lenders are willing to agree to such requests on the terms and subject to the conditions set forth herein;

WHEREAS, by this Amendment No. 3, Agent, Lenders, Borrowers and Guarantors desire and intend to evidence such amendments;

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Additional Definitions. As used herein, the following terms shall have the meanings given to them below and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following definitions:

(i) “Amendment No. 3” shall mean Amendment No. 3 to Loan and Security Agreement, dated July 30, 2010, by and among Agent, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii) “Amendment No. 3 Effective Date” shall mean the date on which each of the conditions precedent set forth in Section 27 of Amendment No. 3 shall have been satisfied or waived in accordance with the terms of Amendment No. 3.

(iii) “Excess Cash Flow” means, for any period, the excess (if any) of an amount equal to: (a) EBITDA of the Parent and its Subsidiaries, minus (b) the sum of (i) the cash portion of Capital Expenditures made by the Parent and its Subsidiaries to the extent permitted to be made under this Agreement, (ii) income taxes paid by the Parent and its Subsidiaries in cash, (iii) Interest Expenses paid in cash by the Parent and its Subsidiaries to the extent permitted to be paid under this Agreement, (iv) principal, fees and other payment obligations paid by the Parent and its Subsidiaries with respect to Indebtedness other than (x) principal payments in respect of the Term Loan (including in connection with a refinancing of any Indebtedness) to the extent permitted to be made under this Agreement to the extent paid during such period and (y) principal payments in respect of the Obligations (including in connection with a refinancing of any such Indebtedness) to the extent permitted to be made under this Agreement and to the extent paid during such period (unless such payment is made in connection with a mandatory prepayment pursuant to this Agreement), (v) cash payments paid under Capital Leases during such period, (vi) cash contributions for pensions and OPEB obligations in excess of the annually non-cash expensed amounts reflected in Parent’s and its Subsidiaries’ income statement, and (vii) the aggregate amount of Capital Expenditures committed to be made in the next twelve (12) months under legally binding agreements by Parent and its Subsidiaries in an aggregate amount not to exceed $2,000,000 to the extent such committed Capital Expenditures are permitted to be made under this Agreement.

(iv) “Excess Cash Flow Certificate” shall have the meaning provided for such term in the definition of “Excess Cash Flow Prepayment Conditions”.

(v) “Excess Cash Flow Prepayment” shall mean any mandatory prepayment in respect of the outstanding principal amount of the Term Loan from Excess Cash Flow required to be made pursuant to Section 2.2(a) of the Term Loan Agreement as in effect on the Amendment No. 3 Effective Date and permitted by Section 9.9(h)(ii)(C) herein.

(vi) “Excess Cash Flow Prepayment Conditions” shall mean, each of the following conditions precedent to making an Excess Cash Flow Prepayment: (a) within one hundred twenty (120) days after the end of any fiscal year of Borrowers and Guarantors (commencing with the fiscal year ending September 30, 2011), Agent shall have received from the chief financial officer of Parent, a certificate, in the form of Exhibit G attached hereto, setting forth the calculation of the Excess Cash Flow for such fiscal year (such certificate being referred to herein as the “Excess Cash Flow Certificate”), (b) only one such Excess Cash Flow Prepayment is permitted to be made with respect to any such fiscal year and such payment shall be made within thirty (30) days after the receipt by Agent of the audited consolidated financial statements of Parent and its Subsidiaries for such fiscal year as required by and in accordance with Section 9.6 (a)(iii) herein (the “Excess Cash Flow Prepayment Period”), (c) after giving effect to any Excess Cash Flow Prepayment, the average Excess Availability for the consecutive thirty (30) calendar day period ending on the day prior to such payment shall be equal to or greater than $30,000,000, (d) on the date of any Excess Cash Flow Prepayment and after giving effect thereto, Excess Availability shall be equal to or greater than $30,000,000, (e) Agent shall have received a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such Excess Cash Flow Prepayment, (i) the Fixed Charge Coverage Ratio for Parent and its Subsidiaries is equal to or greater than 1.00 to 1.00 and (ii) Excess Availability shall be equal to or greater than $30,000,000 for each of the first thirty (30) days after giving effect to such payment, and (f) on the date of any Excess Cash Flow Prepayment and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

(vii) “Excess Cash Flow Prepayment Period” shall have the meaning provided for such term in the definition of “Excess Cash Flow Prepayment Conditions”.

(viii) “Fixed Asset Subordination Reserve” shall mean, at all times, a Reserve established and/or maintained in an amount equal to $10,000,000. The term “Reserves” as used herein shall include, without limitation, the Fixed Asset Subordination Reserve.

(ix) “Net Equity Cash Proceeds” shall mean, with respect to the issuance by any Borrower or Guarantor of any shares of its Capital Stock other than to any other Borrower or Guarantor, the aggregate amount of cash actually received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Borrower or Guarantor in connection with such issuance, after deducting therefrom only (i) reasonable fees, commissions, and expenses (including, reasonable attorneys’ fees, accountants’ fees, investment banking fees, sales commissions, other customary expenses and brokerage, consultant and other customary fees) related thereto and required to be paid by such Borrower or Guarantor in connection with such issuance or receipt of the proceeds thereof; provided, that, any such fee payable hereunder to an Affiliate of Parent or a Subsidiary of Parent shall not exceed the amount permitted under Section 9.12(b)(iii) herein; provided, further, that, any fees permitted pursuant to Section 9.12(b)(iii) herein shall only be deducted in the event that no Default or Event of Default exists at such time unless otherwise consented to by Agent in writing, (ii) taxes paid or payable to any taxing authorities by Parent or such Subsidiary in connection with such issuance or receipt, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash proceeds, actually paid or payable and such proceeds are properly attributable to such transaction, and (iii) any amounts held in escrow or other holdbacks in connection with such issuance.

(x) “Term Loan” shall mean the Indebtedness permitted pursuant to Section 9.9(h) hereof.

(xi) “Term Loan Agent” shall mean The Bank of New York Mellon, in its capacity as agent for the Term Loan Lenders, and its successors and assigns in such capacity.

(xii) “Term Loan Agreement” shall mean the Loan and Security Agreement, dated July 30, 2010, among Term Loan Agent, Term Loan Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced or replaced.

(xiii) “Term Loan Documents” shall mean, collectively, the Term Loan Agreement and all agreements, documents and instruments at any time executed and/or delivered by any Borrower or Guarantor or any other person to, with or in favor of Term Loan Agent or any Term Loan Lender in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Term Loan).

(xiv) “Term Loan Intercreditor Agreement” shall mean the Intercreditor Agreement, dated July 30, 2010, by and between Agent and Term Loan Agent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(xv) “Term Loan Lenders” shall mean the financial institutions from time to time party to the Term Loan Agreement as lenders, together with their respective successors and assigns.

(xvi) “Term Loan Priority Collateral” shall mean all collateral granted by Borrowers and Guarantors pursuant to the Term Loan Documents in favor of Term Loan Agent to secure the payment of the Term Loan as set forth in Exhibit H hereto.

(b) Amendments to Definitions.

(i) The definition of “Change of Control” set forth in the Loan Agreement is hereby amended by deleting clause (e) thereof in its entirety and replacing it with the following:

“(e) the occurrence of any “Change of Control” (or similar term) as defined in the Term Loan Documents.”

(ii) The definition of “Deposit Account Control Agreement” set forth in the Loan Agreement is hereby amended by (A) deleting the parenthetical contained therein and replacing it with the following: “(and if applicable, Term Loan Agent)” and (B) adding the following at the end thereof: “or, in connection with a deposit account specifically and exclusively used to hold deposits that are required to be delivered to the Term Loan Agent or applied to repay the Term Loan pursuant to Section 2.2 of the Term Loan Agreement, such bank will comply with instructions originated by Term Loan Agent after delivery of a Control Notice under (and as defined in) the Term Loan Agreement.”

(iii) The definition of “Fixed Charge Coverage Ratio” set forth in the Loan Agreement is hereby amended by deleting clause (iv) thereof in its entirety and replacing it with the following:

“(iv) all dividends, distributions, repurchases and redemptions in respect of Capital Stock of Parent paid by such Person and its Subsidiaries during such period in cash (other than dividends, distributions, repurchases and redemptions paid after the date hereof, the payment of which is made with the initial proceeds of the Term Loan),”

(iv) The definition of “Indebtedness” set forth in the Loan Agreement is hereby amended by deleting the reference to “a Permitted Acquisition or” in clause (m) thereof.

(v) The definition of “Obligations” set forth in the Loan Agreement is hereby amended by deleting the reference to “Mezzanine Note Intercreditor Agreement” at the end thereof and replacing it with “Term Loan Intercreditor Agreement”.

(vi) The definition of “Reserves” in the Loan Agreement is hereby amended by deleting clause (x) thereof in its entirety and replacing it with the following:

“(x) the Fixed Asset Subordination Reserve.”

(vii) The definition of “Subsidiary” set forth in the Loan Agreement is hereby amended by deleting the last sentence thereof, and replacing it with the following:

“For purposes of Sections 8.8, 9.6, 9.7, 9.8, 9.9 and 9.10, the term “Subsidiary” shall not include any Foreign Subsidiary (other than at any time such Foreign Subsidiary is a Borrower or Guarantor hereunder) and Latrobe Specialty Steels Europe, Inc.”

(c) Deleted Definitions. Each of the following definitions set forth in the Loan Agreement is hereby deleted in its entirety and replaced with “Intentionally Deleted.”: (i) “Mezzanine Note Agent”, (ii) “Mezzanine Note Documents”, (iii) “Mezzanine Note Intercreditor Agreement”, (iv) “Mezzanine Notes”, (v) “Qualified Debt Agent”, (vi) “Qualified Debt Intercreditor Agreement”, (vii) “Qualified Debt Offering”, (viii) “Qualified Debt Offering Priority Collateral”, (ix) “QDO Priority Collateral Release Date”, and (x) “QDO Release Reserve”.

(d) Interpretation. For purposes of this Amendment No. 3, all terms used herein that are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Loan Agreement as amended by this Amendment No. 3.

2. Prepayments.

(a) Section 2.4(d) of the Loan Agreement is hereby amended by deleting the reference to “Qualified Debt Intercreditor Agreement (if applicable)” at the end thereof and replacing it with “Term Loan Intercreditor Agreement”.

(b) Section 2.4(e) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(e) Intentionally Deleted.”

3. Corporate Existence, Power and Authority. Section 8.1 of the Loan Agreement is hereby amended by deleting the reference to “has or would reasonably be expected to have a Material Adverse Effect” at the end of the first sentence thereof and replacing them with the words “does not have or would not reasonably be expected to have a Material Adverse Effect”.

4. Maintenance of Existence. Section 9.1 (a) of the Loan Agreement is hereby amended by deleting clause (B) thereof in its entirety and replacing it with the following:

“(B) in the cases of clauses (i) and (ii), where the failure to so maintain could not reasonably be expected to have a Material Adverse Effect.”

5. New Collateral Locations. Section 9.2 of the Loan Agreement is hereby amended by (a) deleting the period at the end thereof and (b) adding the following at the end thereof:

“provided, further, that Borrowers and Guarantors may maintain Inventory at locations outside the continental United States only to the extent that the aggregate Value of such Inventory at any time, plus the aggregate outstanding amount of all loans and investments made under Section 9.10(h) hereof shall not exceed the aggregate amount of $7,000,000.”

6. Insurance.

(a) Section 9.5(a) of the Loan Agreement is hereby amended by deleting the last sentence thereof and replacing it with the following:

“Such lender’s loss payable endorsements shall specify that the proceeds of such insurance (including, without limitation, the proceeds of any business interruption insurance and/or loss profits or similar type of insurance) shall be payable to Agent as its interests may appear and further specify that Agent and Lenders shall be paid regardless of any act or omission by any Borrower, Guarantor or any of its or their Affiliates.”

(b) Section 9.5(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(b) Without limiting any other rights of Agent or Lenders, any insurance proceeds received by Agent at any time (other than (x) insurance proceeds of Equipment which is subject to purchase money security interests or liens permitted by Section 9.8 hereof, in which case Agent shall, to the extent it receives such insurance proceeds, remit same to the applicable Borrower and (y) after the incurrence of the Term Loan, insurance proceeds with respect to Term Loan Priority Collateral, in which case Agent shall, to the extent it receives such insurance proceeds, remit same to Term Loan Agent, as applicable, subject to the terms of the Term Loan Intercreditor Agreement), may be applied to payment of the Obligations in accordance with the terms of Section 6.4(b) hereof and except, that, so long as no Cash Dominion Event exists, such proceeds of insurance as to any one event of less than $500,000 may be paid to Administrative Borrower.”

7. Sale of Assets, Etc.

(a) Section 9.7(b)(ii) of the Loan Agreement is hereby amended by deleting the last proviso therein and replacing it with the following:

“provided, that, at any time a Cash Dominion Event exists, all of the proceeds of any such sale or other disposition not required to be delivered to the Term Loan Agent or applied to repay the Term Loan pursuant to Section 2.2(d) of the Term Loan Agreement (as in effect on the Amendment No. 3 Effective Date) shall be paid to Agent for application to the Obligations in accordance with Section 2.4(d) hereof,”

(b) Section 9.7(b)(iii)(D) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(D) (1) at all times when no Default arising under Sections 10.1(a)(i), 10.1 (a)(ii) (caused by the failure to comply with Section 9.3), 10.1(g) or 10.1 (1) or Event of Default has occurred and is continuing, the first $15,000,000 of the Net Equity Cash Proceeds of the sale and issuance of such Capital Stock (minus, without duplication, on any date of determination, the aggregate principal amount of any new Indebtedness incurred in accordance with Section 9.9(f) hereof after the Amendment No. 3 Effective Date and on or prior to such date of determination) and fifty (50%) percent of the Net Equity Cash Proceeds in excess of such $15,000,000 shall be paid to Agent for application to the Obligations in accordance with the term of this Agreement and (2) at all times upon and after the occurrence, and the during the continuance, of a Default arising under Sections 10.1(a)(i), 10.1(a)(ii) (caused by the failure to comply with Section 9.3, 10.1(g) or 10.1(i) or Event of Default, one hundred (100%) percent of the Net Equity Cash Proceeds of the sale and issuance of such Capital Stock shall be paid to Agent for application to the Obligations in accordance with the term of this Agreement,”

(c) Section 9.7(b)(vii)(A) of the Loan Agreement is hereby amended by deleting the reference to “Qualified Debt Intercreditor Agreement, if applicable,” set forth in clause (4) therein and replacing it with “Term Loan Intercreditor Agreement,”.

8. Encumbrances.

(a) Section 9.8(i) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(i) Intentionally Deleted.”

(b) Section 9.8(j) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(j) the security interests and liens in favor of the Term Loan Agent, in and on the assets and properties of Borrowers and Guarantors to secure the Term Loan; provided, that, such security interests and liens on any assets other than the Term Loan Priority Collateral shall be subordinate and subject to the liens and security interests securing the Obligations, in each case, in accordance with the terms of the Term Loan Intercreditor Agreement;”

9. Indebtedness.

(a) Section 9.9(e) of the Loan Agreement is hereby amended by deleting clause (b) thereof and replacing it with the following:

“(B) part of the obligations arising under or pursuant to Hedge Agreements that are secured under the terms of the documents evidencing the Term Loan as permitted pursuant to the terms of the Term Loan Intercreditor Agreement”

(b) Section 9.9(g) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(g) Intentionally deleted.”

(c) Section 9.9(h) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(h) Indebtedness of Borrowers and Guarantors evidenced by the Term Loan Documents, provided, that, each of the following conditions is satisfied, as determined by Agent,

(i) the amount of such Indebtedness shall not exceed (A) the sum of (1) the principal amount of up to (x) $50,000,000 (provided, that, such amount may be increased on a dollar-for-dollar basis up to $5,000,000 to reflect the principal amount of any additional term loans made by Term Loan Lenders pursuant to the Term Loan Agreement after the date hereof but prior to the commencement of any case with respect to any Borrower or Guarantor under the Bankruptcy Code or any other Insolvency or Liquidation Proceeding), plus (y) the amount of post-petition financing (if any) provided as permitted pursuant to Section 6.2(b) of the Term Loan Intercreditor Agreement, minus (2) the aggregate amount of all principal payments and prepayments of the Term Loan received by Term Loan Agent or the Term Loan Lenders plus (B) the amount of any interest (including default interest and any interest that is payable in kind) on such amount at the rate provided for in the Term Loan Documents as in effect on the Amendment No. 3 Effective Date (and including, without limitation, any interest that would accrue and become due but for the commencement of Insolvency or Liquidation Proceeding (as defined in the Term Loan Intercreditor Agreement), whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), plus (C) any prepayment premium fees, costs, expenses and indemnities payable under any of the Term Loan Documents as in effect on the Amendment No. 3 Effective Date (and including, without limitation, any fees, costs, expenses and indemnities that would accrue and become due on such amounts but for the commencement of Insolvency or Liquidation Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding),

(ii) Borrowers and Guarantors shall not, directly or indirectly, make any payments in respect of such Indebtedness, except that Borrowers and Guarantors may make:

(A) regularly scheduled quarterly payments of principal and monthly payments of interest (and the payments of fees) in respect of such Indebtedness in accordance with the terms of the Term Loan Documents as in effect on the Amendment No. 3 Effective Date, and

(B) mandatory prepayments (other than Excess

Cash Flow Prepayments) in respect of the outstanding principal amount of such Indebtedness required to be made pursuant to Section 2.2 of the Term Loan Agreement as in effect on the Amendment No. 3 Effective Date;

(C) (1) Excess Cash Flow Prepayments in an amount not to exceed fifty (50%) percent (or such lesser percentage as set forth below) of Excess Cash Flow for the fiscal year ending on September 30 of each year (commencing with the fiscal year ending on September 30, 2011) minus the sum of all payments of principal of the Term Loan during any such fiscal year; provided, that, all of the Excess Cash Flow Prepayment Conditions have been satisfied in the determination of Agent ;except that in the event that Borrowers satisfy all of the Excess Cash Flow Prepayment Conditions other than attaining the Excess Availability thresholds, then Borrowers may make an Excess Cash Flow Prepayment in an amount not to exceed thirty-five (35%) percent of Excess Cash Flow for any such fiscal year (minus the sum of all payments of principal of the Term Loan during any such fiscal year) so long as (x) after giving effect to such Excess Cash Flow Prepayment, the average Excess Availability for the consecutive thirty (30) calendar day period ending on the day prior to such payment shall be equal to or greater than $25,000,000, (y) on the date of such Excess Cash Flow Prepayment and after giving effect thereto, Excess Availability shall be equal to or greater than $25,000,000 and (z) Agent shall have received a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such Excess Cash Flow Prepayment, Excess Availability shall be equal to or greater than $25,000,000 for each of the first thirty (30) days after giving effect to such payment, and

(2) in the event that an Excess Cash Flow Prepayment in respect of a fiscal year is not permitted to be made due to the failure of Borrowers to satisfy any of the Excess Availability thresholds set forth in the Excess Cash Flow Prepayment Conditions, such Excess Cash Flow Prepayment may be made after the Excess Cash Flow Prepayment Period expires but prior to start of the next fiscal year, provided, that, all of the following conditions are satisfied at the time of any such payment, as determined by Agent, (aa) after giving effect to any such Excess Cash Flow Prepayment, the average Excess Availability for the consecutive ninety (90) calendar day period ending on the day prior to such payment is equal to or greater than $30,000,000, (bb) on the date of such Excess Cash Flow Prepayment and after giving effect thereto, the Excess Availability is equal to or greater than $30,000,000, (cc) Agent shall have received a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such Excess Cash Flow Prepayment, (x) the Fixed Charge Coverage Ratio for Parent and its

Subsidiaries is equal to or greater than 1.00 to 1.00 and (y) Excess Availability shall be equal to or greater than $30,000,000 for each of the first thirty (30) days after giving effect to such payment, and (dd) on the date of any such Excess Cash Flow Prepayment and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing,

(iii) Agent shall have received the Term Loan Intercreditor Agreement, duly authorized, executed and delivered by the Term Loan Agent, and such Indebtedness shall at all times be subject to the terms of the Term Loan Intercreditor Agreement,

(iv) Agent shall have received, in form and substance satisfactory to Agent, true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness issued prior to or substantially contemporaneously with the Amendment No. 3 Effective Date,

(v) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any agreements, documents or instruments in respect of any such Indebtedness, except, that, Borrowers and Guarantors, and any Subsidiary, may, after prior written notice to Agent, amend, modify, alter or change the terms thereof to forgive, or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to make the terms thereof less restrictive or burdensome to Borrowers, Guarantors or such Subsidiary, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness or set aside or otherwise deposit or invest any sums for such purpose except as permitted in Section 9.9(h)(ii) hereof,

(vi) Administrative Borrower shall furnish to Agent copies of all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor on its behalf concurrently with the sending thereof, as the case may be;”

(d) Section 9.9(m) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(m) Intentionally deleted.”

(e) Section 9.9(p)(ix) of the Loan Agreement is hereby amended by deleting the first parenthetical therein.

10. Loans, Investments, Etc.

(a) Section 9.10 of the Loan Agreement is hereby amended by re-designating the clause (i) of such Section immediately following clause (g) of such Section, as clause (gg) of such Section.

(b) Section 9.10(h) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

(h) loans, advances or other investments by any Borrower or Guarantor to any Subsidiary that is not a Borrower or Guarantor; provided, that, as to any such loans or advances, each of the following conditions is satisfied: (1) the principal amount of all such loans, advances and other investments shall not exceed $5,000,000 in the aggregate outstanding at any time, (2) as of the date of any such loan, advance or other investment and after giving effect thereto, Excess Availability shall be not less than an amount equal to 15% of the Maximum Credit then in effect, and (3) as of the date of any such loan, advance or other investment and after giving effect thereto, no Event of Default shall have occurred and be continuing;

11. Transactions with Affiliates.

(a) Section 9.12(b)(ii)(B) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(B) all Accrued Management Fees on or substantially contemporaneously with the Amendment No. 3 Effective Date; provided, that, on the date of any such payment and after giving effect thereto, no Event of Default shall have occurred and be continuing,”

(b) Section 9.12(b)(iii) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(iii) Borrowers and Guarantors may pay the fees payable to the Sponsors or any Affiliate thereof pursuant to the terms of the Transaction Services Agreements in an amount not to exceed (A) one and one-half (1.50%) percent of the Maximum Credit as in effect on the date hereof and (B) on or before February 15, 2011, up to 2.00% of the original principal amount of the Term Loan provided no Default or Event of Default exists or has occurred, or would result, after giving effect thereto;”

(c) Section 9.12(b)(vii) of the Loan Agreement is hereby amended by deleting the reference to “Permitted Acquisitions and” therein.

12. Limitation of Restrictions Affecting Subsidiaries. Section 9.16(d)(ii) is hereby amended by deleting the reference to “the Mezzanine Note Documents, the documents governing the Qualified Debt Offering (if applicable)” and replacing it with “the Term Loan Documents”.

13. Financial Covenants. Section 9.17 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“(a) Intentionally deleted.

(b) Fixed Charge Coverage Ratio. As of the end of each month (and during any such month), that

(i) the aggregate principal amount of outstanding Loans is less than $110,000,000 and Excess Availability is less than $25,000,000, or

(ii) the aggregate principal amount of outstanding Loans is greater than or equal to $110,000,000 but less than $125,000,000 and Excess Availability is less than $30,000,000, or

(iii) the aggregate principal amount of outstanding Loans is greater than or equal to $125,000,000 and Excess Availability is less than $35,000,000,

Parent and its Subsidiaries shall maintain, on a consolidated basis, a Fixed Charge Coverage Ratio of not less than the ratio set forth below for each respective period set forth below most recently ended for which Agent has received financial statements for Parent and its Subsidiaries:

Period	Fixed Charge Coverage Ratio
for the four (4) consecutive month period ending June 30, 2010	0.60:1.00
for the five (5) consecutive month period ending July 31, 2010	0.80:1.00
for the six (6) consecutive month period ending August 31, 2010	1.00:1.00
for the seven (7) consecutive month period ending September 30, 2010	1.00:1.00
for the eight (8) consecutive month period ending October 31, 2010	1.00:1.00

Period	Fixed Charge Coverage Ratio
for the nine (9) consecutive month period ending November 30, 2010	1.00:1.00
for the ten (10) consecutive month period ending December 31, 2010	1.00:1.00
for the eleven (11) consecutive month period ending January 31, 2011	1.00:1.00
for the twelve (12) consecutive month period ending February 28, 2011 and as of the end of each month thereafter (calculated on a trailing twelve (12) consecutive month basis)	1.00:1.00”

14. Designation of Designated Senior Debt. Section 9.21 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Borrowers and Guarantors shall not, and shall not permit any Subsidiary to, designate any Indebtedness, other than the Obligations and the Obligations (as defined in the Term Loan Agreement), as “Designated Senior Debt”, or any similar term under and as defined in the agreements relating to any Indebtedness of Borrowers or Guarantors, including Indebtedness of any Borrower or Guarantor evidenced by any of the documents governing the Term Loan Documents, which contains such designation. Borrowers and Guarantors shall, and shall cause any Subsidiary to, designate the Obligations as “Designated Senior Debt” or any similar term under and as defined in the agreements relating to any Indebtedness (including any Indebtedness otherwise permitted under Section 9.9 hereof) of any Borrower or Guarantor which contains such designation.”

15. After Acquired Real Property. Section 9.23 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“9.23 After Acquired Real Property. If any Borrower or Guarantor hereafter acquires any Real Property, fixtures or any other property that is of the kind or nature described in the Mortgages and such Real Property, fixtures or other property is adjacent to, contiguous with or necessary or related to or used in connection with any Real Property then subject to a Mortgage, or if such Real Property is not adjacent to, contiguous with or related to or used in connection with such Real Property, then if such Real Property, fixtures or other property at any location (or series of adjacent, contiguous or related locations, and regardless of the number of parcels) has a fair market value in an amount equal to or greater than $2,000,000 (or if an Event of Default exists, then regardless of the fair market value of such assets), without limiting any other rights of Agent or any Lender, or duties or obligations of any Borrower or Guarantor, promptly upon Agent’s request, and, in the event that the Term Loan Agent requires such Borrower or Guarantor to execute and deliver a mortgage, deed of trust or deed to secure debt with respect to any such Real Property, such Borrower or Guarantor shall execute and deliver to Agent a mortgage, deed of trust or deed to secure debt, as Agent may determine, in form and substance substantially similar to the Mortgages and as to any provisions relating to specific state laws satisfactory to Agent and in form appropriate for recording in the real estate records of the jurisdiction in which such Real Property or other property is located granting to Agent a first and only lien and mortgage on and security interest in such Real Property, fixtures or other property (except as such Borrower or Guarantor would otherwise be permitted to incur hereunder or under the Mortgages or as otherwise consented to in writing by Agent) and such other agreements, documents and instruments as Agent may require in connection therewith.”

16. Formation of Foreign Subsidiaries. Section 9 of the Loan Agreement is hereby amended by adding the following new Section 9.26 at the end thereof:

“9.26 Formation of Foreign Subsidiaries. Notwithstanding anything to the contrary contained in the Loan Agreement or in any of the other Financing Agreements, no Borrower or Guarantor shall, or shall be permitted to, form a Foreign Subsidiary after the Amendment No. 3 Effective Date without the prior written consent of Agent.”

17. Events of Default. Section 10.1 (i)(A) of the Loan Agreement is hereby amended by deleting the parenthetical therein and replacing it with the following: “(including the Term Loan but excluding Indebtedness owing to Agent and Lenders hereunder)”.

18. Amendments and Waivers. Section 11.3(a)(ix) of the Loan Agreement is hereby amended by (a) deleting the reference to “Qualified Debt Priority Collateral” therein and replacing it with “Term Loan Priority Collateral” and (b) deleting the reference to ‘Qualified Debt Intercreditor Agreement” therein and replacing it with “Term Loan Intercreditor Agreement”.

19. Concerning the Collateral and the Related Financing Agreements. Section 12.9(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(b) Without limiting the generality of the foregoing, each Lender (i) consents to the subordination of Agent’s liens in and on Term Loan Priority Collateral as provided for in the Term Loan Intercreditor Agreement, (ii) authorizes and directs Agent to enter into on behalf of such Lender and such Lender will be bound (as a Lender) by the terms and conditions of the Term Loan Intercreditor Agreement, whether or not such Lender executes such intercreditor agreement, and (iii) agrees that it will be bound by and take no actions contrary to the provisions of the Term Loan Intercreditor Agreement.

20. Notices. Section 13.3(a) of the Loan Agreement is hereby amended by deleting the notice addresses provided therein in their entirety and replacing them as follows:

“If to any Borrower or Guarantor:	Latrobe Steel Company 2626 Ligonier Street P.O. Box 31 Latrobe, Pennsylvania 15650 Attention: Dale B. Mikus Telephone No.: (724) 532-6306 Telecopy No.: (724) 532-6362 Email: Dale.Mikus@latrobesteel.com

with a copy to:	Weil Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 Attention: Andrew Colao Telephone No.: (212) 310-8830 Telecopy No.: (212) 310-8007 Email: andrew.colao@weil.com

If to Agent or Issuing Bank:	Wachovia Bank, National Association 12 East 49th Street New York, New York 10017 Attention: Portfolio Manager-Latrobe Telephone No.: (212) 545-4491 Telecopy No.: (212) 545-4283”

21. Intercreditor Agreement. Section 13 of the Loan Agreement is hereby amended by adding the following new Section 13.11 at the end thereof:

“13.11 Intercreditor Agreement. Until such time that the Term Loan has been discharged, notwithstanding anything herein to the contrary, the exercise of any right or remedy by the Agent or the Lenders hereunder with respect to any Term Loan Priority Collateral and any requirement for Borrowers and Guarantors to deliver, endorse, remit, assign, notate or give control of any Term Loan Priority Collateral to or in favor of Agent or Lenders is subject to the provisions of the Term Loan Intercreditor Agreement.”

22. Form of Excess Cash Flow Certificate. Annexed hereto an Exhibit A is the form of Excess Cash Flow Certificate, which shall constitute Exhibit G to the Loan Agreement.

23. Term Loan Priority Collateral. Exhibit B annexed hereto (which sets forth the Term Loan Priority Collateral), shall constitute Exhibit H to the Loan Agreement.

24. Authorization. The Supermajority Lenders, by their signatures hereto, hereby authorize the Agent to enter into the Term Loan Intercreditor Agreement in the form annexed hereto as Exhibit C, with such changes and modifications as Agent deems necessary or desirable and each Lender agrees that it is and will be bound (as a Lender) by the terms and conditions of the Term Loan Intercreditor Agreement, whether or not executed by such Lender.

25. Amendment Fee. In consideration of the amendments set forth herein, Borrowers shall on the date hereof, pay to Agent, for the account of Lenders who have executed this Amendment No. 3 on or before the date hereof, or Agent, at its option, may charge the loan account of Borrowers maintained by Agent, an amendment fee in the aggregate amount equal to $437,500, which fee is fully earned and payable as of the date hereof and shall constitute part of the Obligations.

26. Representations and Warranties. Borrowers and Guarantors, jointly and severally, represent and warrant with and to Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Revolving Loans and providing Letters of Credit to Borrowers:

(a) no Default or Event of Default exists or has occurred and is continuing;

(b) this Amendment No. 3 and each other agreement to be executed and delivered by Borrowers and Guarantors in connection herewith has been duly authorized, executed and delivered by all necessary action on the part of each Borrower and Guarantor which is a party hereto and, if necessary, their respective equity holders and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each of the Borrowers and Guarantors, as the case may be, contained herein and therein constitute legal, valid and binding obligations of each of the Borrowers and Guarantors, enforceable against them in accordance with their terms;

(c) the execution, delivery and performance of this Amendment No. 3 (i) are all within each Borrower’s and Guarantor’s corporate powers and (ii) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate or articles of incorporation, by laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound; and

(d) all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

27. Conditions Precedent. The amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a) Agent shall have received counterparts of this Amendment No. 3, duly authorized, executed and delivered by Borrowers and Guarantors, and the Supermajority Lenders;

(b) Agent shall have received the consent or authorization from such Lenders as are required for the amendments provided for herein to execute this Amendment No. 3 on behalf of the Lenders;

(c) Agent shall have received, in form and substance satisfactory to Agent, the Term Loan Intercreditor Agreement, duly authorized, executed and delivered by Term Loan Agent;

(d) Agent shall have received, in form and substance satisfactory to Agent, true, correct and complete copies of each of the Term Loan Documents;

(e) Agent shall have received evidence, in form and substance satisfactory to Agent, that the Mezzanine Note Documents have been terminated and the Indebtedness arising in connection therewith has been paid in full;

(f) Agent shall have received a true and correct copy of each consent, waiver or approval (if any) to or of this Amendment No. 3, which Borrowers and Guarantors are required to obtain from any other Person, and such consent, approval or waiver (if any) shall be in form and substance reasonably satisfactory to Agent; and

(g) no Default or Event of Default shall have occurred and be continuing.

28. Effect of this Amendment. Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrowers and Guarantors shall not be entitled to any other or further amendment or consent by virtue of the provisions of this Amendment No. 3 or with respect to the subject matter of this Amendment No. 3. To the extent of conflict between the terms of this Amendment No. 3 and the other Financing Agreements, the terms of this Amendment No. 3 shall control. The Loan Agreement and this Amendment No. 3 shall be read and construed as one agreement.

29. Governing Law. The validity, interpretation and enforcement of this Amendment

No. 3 and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

30. Binding Effect. This Amendment No. 3 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

31. Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 3.

32. Entire Agreement. This Amendment No. 3 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

33. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 3.

34. Counterparts. This Amendment No. 3 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 3 by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 3. Any party delivering an executed counterpart of this Amendment No. 3 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment No. 3, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment No. 3.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered by their authorized officers as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, successor by merger to Wachovia Bank, National Association, as Agent and a Lender

By:	[Illegible]
Title:	V.P.

LATROBE STEEL COMPANY

By:	[Illegible]
Title:	Vice President

OH&R SPECIAL STEELS COMPANY

By:	[Illegible]
Title:	Vice President

SPECIALTY STEEL SUPPLY, INC.

By:	[Illegible]
Title:	Vice President

TOOLROCK HOLDING, INC.

By:	[Illegible]
Title:	Vice President

Amendment No. 3 to LSA - Latrobe

PNC BANK NATIONAL, ASSOCIATION (as successor to National City Business Credit, Inc.), as a Lender

By:	[Illegible]
Title:	AVP

Amendment No. 3 to LSA - Latrobe

BANK OF AMERICA, N.A. (as successor by merger to LaSalle Business Credit, LLC), as a Lender

By:	[Illegible]
Title:	SVP

Amendment No. 3 to LSA - Latrobe

RZB FINANCE LLC, as a Lender

By:	/s/ JOHN A. VALISKA
Title:	First Vice President

By:	/s/ MARTA MILLER
Title:	Vice President

Amendment No. 3 to LSA - Latrobe

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	[Illegible]
Title:	[Illegible]

Amendment No. 3 to LSA - Latrobe

SOVEREIGN BANK, as a Lender

By:	/s/ Charles H. O’Donnell
Title:	Senior Vice President

EXHIBIT A TO

AMENDMENT NO. 3 TO

LOAN AND SECURITY AGREEMENT

EXHIBIT G

TO

LOAN AND SECURITY AGREEMENT

Form of Excess Cash Flow Prepayment Certificate

See attached.

Amendment No. 3 to LSA - Latrobe

EXHIBIT G

to

LOAN AND SECURITY AGREEMENT

Form of Excess Cash Flow Certificate

EXCESS CASH FLOW CERTIFICATE

Date:                     , 201

This Excess Cash Flow Certificate (this “Certificate”) is given by Toolrock Holding, Inc., a Delaware corporation (“Parent”) pursuant to clause (a) of the definition of Excess Cash Flow Prepayment Conditions set forth in the Loan and Security Agreement, dated March 6, 2008, among Latrobe Steel Company, a Pennsylvania corporation (“Latrobe”), OH&R Special Steels Company, a Delaware corporation (“OH&R”), Specialty Steel Supply, Inc., a Texas corporation (“Specialty Steel” and together with Latrobe and OH&R, collectively, “Borrowers” and each individually, a “Borrower”), Parent, Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Association, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, “Agent”), and the financial institutions which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) (as such agreement now exists and may hereafter be further amended, modified supplemented, extended, renewed, restated or replaced, the “Loan Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.

The officer executing this Certificate is the Chief Financial Officer of Parent and, as such, is duly authorized pursuant to the Loan Agreement to execute and deliver this certificate on behalf of Borrowers. By executing this Certificate, such Chief Financial Officer hereby certifies to Agent and Lenders that:

(a)	set forth below is a correct calculation of Excess Cash Flow for the fiscal year ended September 30, 201_ and a correct calculation of the required prepayment of $ ;

(b)	the schedule set forth below is based on the audited financial statements which have been delivered to Agent in accordance with Section 9.6(a) of the Loan Agreement.

IN WITNESS WHEREOF, Parent has caused this Certificate to be executed by its Chief Financial Officer this              day of                     , 201    .

TOOLROCK HOLDING, INC.

By:
Name:
Title:

Excess Cash Flow, for any period, is defined as follows:

EBITDA of Parent and its Subsidiaries (as calculated per the Compliance Certificate attached as Exhibit D to the Loan Agreement)		$

Less:	the cash portion of Capital Expenditures made by the Parent and its Subsidiaries to the extent permitted to be made under the Loan Agreement	$

	income taxes paid by the Parent and its Subsidiaries in cash	$

	Interest Expenses paid in cash by the Parent and its Subsidiaries to the extent permitted to be paid under the Loan Agreement	$

	principal, fees and other payment obligations paid by the Parent and its Subsidiaries with respect to Indebtedness other than (x) principal payments in respect of the Term Loan (including in connection with a refinancing of any Indebtedness) to the extent permitted to be made under the Loan Agreement and to the extent paid during such period and (y) principal payments in respect of the Obligations (including in connection with a refinancing of any such Indebtedness) to the extent permitted to be made under the Loan Agreement and to the extent paid during such period (unless such payment is made in connection with a mandatory prepayment pursuant to the Loan Agreement)	$

	cash payments paid under Capital Leases during such period	$

	cash contributions for pensions and OPEB obligations in excess of the annually non-cash expensed amounts reflected in Parent’s and its Subsidiaries’ income statement	$

	the aggregate amount of Capital Expenditures during such period committed to be made in the next twelve (12) months under legally binding agreements by Parent and its Subsidiaries in an aggregate amount not to exceed $2,000,000 to the extent such committed Capital Expenditures are permitted to be made under the Loan Agreement	$

Excess Cash Flow		$

Prepayment percent*		%

Prepayment amount		$

*	Percentage determined by Excess Availability as set forth in Section 9.9(h)(ii)(C) of the Loan Agreement.

2

EXHIBIT B TO

AMENDMENT NO. 3 TO

LOAN AND SECURITY AGREEMENT

EXHIBIT H

TO

LOAN AND SECURITY AGREEMENT

Term Loan Priority Collateral

The term “Term Loan Priority Collateral” shall mean all of the following property now owned or at any time hereafter acquired by any Borrower or Guarantor, in which such Borrower or Guarantor now has or at any time in the future may acquire any right, title or interests:

(a) all Equipment;

(b) all owned real property and Fixtures;

(c) all Pledged Stock;

(d) all Intellectual Property;

(e) all Term Loan Priority Accounts;

(f) all Chattel Paper (including all Tangible Chattel Paper and Electronic Chattel Paper) arising in connection with or directly related to any of the Term Loan Priority Collateral described in clauses (a) through (e) above;

(g) all Instruments (including any Promissory Notes) arising in connection with or directly related to any of the Term Loan Priority Collateral described in clauses (a) through (e) above;

(h) all Documents arising in connection with or directly related to any of the Term Loan Priority Collateral described in clauses (a) through (e) above;

(i) all Letters of Credit, Letter of Credit Rights, banker’s acceptances and similar instruments arising in connection with or directly related to any of the Term Loan Priority Collateral described in clauses (a) through (e) above;

(j) all Supporting Obligations arising in connection with or directly related to any of the Term Loan Priority Collateral described in clauses (a) through (e) above;

(k) all Investment Property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity

Amendment No. 3 to LSA - Latrobe

accounts) and all monies, credit balances, deposits and other property in each case arising in connection with or directly related to any of the Term Loan Priority Collateral described in clauses (a) through (e) above; and

(l) all products and Proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind of nature of any or all of the Term Loan Priority Collateral.

For purposes of this Exhibit H, the following terms shall have the meanings given to them below:

The (a) terms “Chattel Paper,” “Documents,” “Electronic Chattel Paper,” “Equipment,” “Fixtures,” “Instrument,” “Investment Property,” “Letter of Credit Rights,” “Promissory Note,” “Supporting Obligation,” “Tangible Chattel Paper,” shall have their meanings as set forth in Article 9 of the Uniform Commercial Code as from time to time in effect in the State of New York (“UCC”), and (b) term “Letters of Credit” shall its meaning as set forth in defined in Article 5 of the UCC.

“Copyright Licenses” shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether such Borrower or Guarantor is licensee or licensor thereunder).

“Copyrights” shall mean all United States, and foreign copyrights, including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing, including but not limited to: (i) all registrations and applications therefor, (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Intellectual Property” shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

“Patent Licenses” shall mean all agreements providing for the granting of any right in or to Patents (whether such Borrower or Guarantor is licensee or licensor thereunder).

“Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including but not limited to: (i) all registrations and applications referred to in Schedule A of the Patent Security Agreement which is part of the Term Loan Documents, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses,

Amendment No. 3 to LSA - Latrobe

claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Pledged Stock” shall mean the shares of Capital Stock (as defined in the Term Loan Agreement) of any Borrower, any Guarantor (other than Parent) or any Subsidiary of any Borrower or any Guarantor.

“Proceeds” shall mean: all “proceeds” as defined in Article 9 of the UCC, and in any event, shall include, without limitation whatever is receivable or received when Term Loan Priority Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Term Loan Priority Account” shall mean any deposit account which is required to be established pursuant to Section 2.2 of the Term Loan Agreement and on which the Term Loan Agent has a first priority lien.

“Trademark Licenses” shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether such Borrower or Guarantor is licensee or licensor thereunder).

“Trademarks” shall mean all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, including but not limited to: (i) all registrations and applications referred to in Schedule A of the Trademark Security Agreement which is part of the Term Loan Documents, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Borrower of Guarantor is licensee or licensor thereunder).

“Trade Secrets” shall mean trade secrets, confidential information, know-how, manufacturing, system process, techniques, designs, prototypes, enhancements, improvements, work-in progress, and research and development information.

Amendment No. 3 to LSA - Latrobe

EXHIBIT C TO

AMENDMENT NO. 3 TO

LOAN AND SECURITY AGREEMENT

Term Loan Intercreditor Agreement

See attached.

Amendment No. 3 to LSA - Latrobe

[Execution]

INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT, dated as of July 30, 2010, among Wells Fargo Bank, National Association, in its capacity as administrative and collateral agent for the Revolving Loan Secured Parties (in such capacity, the “Revolving Loan Agent” as hereinafter further defined), and The Bank of New York Mellon, in its capacity as agent for the Term Loan Secured Parties (in such capacity, “Term Loan Agent” as hereinafter further defined).

W I T N E S S E T H :

WHEREAS, Latrobe Steel Company, a Pennsylvania corporation (“Latrobe”), OH&R Special Steels Company, a Delaware corporation (“OH&R”), Specialty Steel Supply, Inc., a Texas corporation (“Specialty Steel” and together with Latrobe and OH&R, each individually a “Borrower” and collectively, “Borrowers”), and Toolrock Holding, Inc., a Delaware corporation (“Parent”, sometimes individually referred to herein as a “Guarantor” and collectively, “Guarantors” as hereinafter further defined) have entered into a secured revolving credit facility with the Revolving Loan Agent and the lenders and other parties for whom it is acting as agent as set forth in the Revolving Loan Agreement (as hereinafter defined) pursuant to which, among other things, such lenders have made and from time to time may make loans and provide other financial accommodations to Borrowers which are guaranteed by Guarantors and secured by substantially all of the assets of Borrowers and Guarantors;

WHEREAS, Borrowers and Guarantors have entered into a secured term loan facility with the Term Loan Agent and the lenders and other parties for whom it is acting as agent as set forth in the Term Loan Agreement (as hereinafter defined) pursuant to which, among other things, such lenders have made a term loan to Borrowers which are guaranteed by Guarantors and secured by substantially all of the assets of Borrowers and Guarantors;

WHEREAS, Revolving Loan Agent, the other Revolving Loan Secured Parties, Term Loan Agent and the other Term Loan Secured Parties (as hereinafter defined) desire to enter into this Intercreditor Agreement to (i) confirm the relative priority of the security interests of Revolving Loan Agent and Term Loan Agent in the assets and properties of Borrowers and Guarantors, (ii) provide for the orderly sharing among them, in accordance with such priorities, of proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof and (iii) address related matters;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions; Interpretation

1.1 Definitions. As used in this Agreement, the following terms have the meanings specified below:

“Agents” shall mean, collectively, the Revolving Loan Agent and the Term Loan Agent, sometimes being referred to herein individually as an “Agent”.

“Agreement” shall mean this Intercreditor Agreement, as amended, amended and restated, renewed, extended, supplemented or otherwise modified or replaced from time to time in accordance with the terms hereof.

“Availability” shall mean, at any time, the sum of the aggregate principal amount of Loans (as such term is defined in the Revolving Loan Agreement as in effect on the date hereof) and letters of credit available to Borrowers from Revolving Credit Lenders based on the applicable percentages (as in effect on the date hereof) of Eligible Accounts and Eligible Inventory (as such terms are defined in the Revolving Loan Agreement as in effect on the date hereof) set forth in the definition of Borrowing Base (as such term is defined in the Revolving Loan Agreement as in effect on the date hereof) (determined without regard to any such loans or letters of credit then outstanding), and, accordingly, the term “Availability” is used herein to mean the aggregate amount of loans and letters of credit available without any reduction for the amount of loans or letters of credit outstanding. The term “Availability” shall be calculated by including the reductions from the amount of loans and letters of credit available calculated in the Borrowing Base as may be reduced by the Reserves (as such term is defined in the Revolving Loan Agreement) in accordance with the terms and conditions of the Revolving Loan Agreement as in effect on the date hereof.

“Bank Product Obligations” shall mean Cash Management Obligations and Hedging Obligations.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, being Title 11 of the United States Code, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Borrowers” shall mean shall mean, collectively, the following (together with their respective successors and assigns): (a) Latrobe Steel Company, a Pennsylvania corporation, (b) OH&R Special Steels Company, a Delaware corporation, (c) Specialty Steel Supply, Inc., a Texas corporation; and (d) any other Person that at any time after the date hereof becomes a Borrower; each sometimes being referred to herein individually as a “Borrower”.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day that is a legal holiday under the laws of the States of California, North Carolina, or New York or on which banking institutions in the States of California, North Carolina or New York are required or authorized by law or other governmental action to close.

“Cash Management Obligations” shall mean with respect to any Person, the obligations of such Person in connection with: (a) credit cards, debit cards or stored value cards or the processing of payments and other administrative services with respect to credit cards, debit cards or stored value cards or (b) cash management or related services, including (i) the automated clearinghouse transfer of funds for the account of such Person pursuant to agreement or overdraft for any accounts of such Person, and (ii) controlled disbursement services.

“Collateral” shall mean, collectively, the Revolving Loan Priority Collateral and the Term Loan Priority Collateral.

“Default” shall have the meaning given in the Revolving Loan Agreement.

“DIP Financing” shall have the meaning set forth in Section 6.2 hereof.

“Discharge of Revolving Loan Debt” shall mean (a) the termination of the commitments of the Revolving Credit Lenders and the financing arrangements provided by Revolving Loan Agent and the other Revolving Credit Lenders to Grantors under the Revolving Loan Documents that constitutes Maximum Priority Revolving Loan Debt, (b) the final payment in full in cash (or other consideration acceptable to the Revolving Credit Lenders in their sole discretion) of the Revolving Loan Debt (other than the Revolving Loan Debt described in clause (c) of this definition) that constitutes Maximum Priority Revolving Loan Debt, (c) payment in full in cash of cash collateral, or at Revolving Loan Agent’s option, the delivery to Revolving Loan Agent of a letter of credit payable to Revolving Loan Agent, in either case as required under the terms of the Revolving Loan Agreement, in respect of letters of credit issued under the Revolving Loan Documents, Bank Product Obligations, continuing obligations of Revolving Loan Agent and Revolving Credit Lenders under control agreements and other contingent Revolving Loan Debt that constitutes Maximum Priority Revolving Loan Debt. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, the Maximum Priority Revolving Loan Debt, Revolving Loan Agent or any other Revolving Loan Secured Party is required to surrender or return such payment or proceeds to any person for any reason, then the Revolving Loan Debt intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by such Revolving Loan Agent or other Revolving Loan Secured Party, as the case may be, and no Discharge of Revolving Loan Debt shall be deemed to have occurred.

“Discharge of Term Loan Debt” shall mean the final payment in full in cash of the Term Loan Debt that constitutes Maximum Priority Term Loan Debt. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, the Maximum Priority Term Loan Debt, Term Loan Agent or any other Term Loan Secured Party is required to surrender or return such payment or proceeds to any person for any reason, then the Term Loan Debt intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by such Term Loan Agent or other Term Loan Secured Party, as the case may be, and no Discharge of Term Loan Debt shall be deemed to have occurred.

“Event of Default” shall have the meaning given in the Revolving Loan Agreement.

“Excess Availability” shall have the meaning given in the Revolving Loan Agreement as in effect on the date hereof.

“Excess Cash Flow Prepayment” shall mean any mandatory prepayment in respect of the outstanding principal amount of the Term Loan from Excess Cash Flow (as defined in the Term Loan Agreement (as in effect on the date hereof)) made pursuant to Section 2.2(a) of the Term Loan Agreement (as in effect on the date hereof) and permitted by Section 9.9(h)(ii)(C) of the Revolving Loan Agreement (as in effect on the date hereof).

“Excess Cash Flow Prepayment Conditions” shall mean, each of the following conditions precedent to making an Excess Cash Flow Prepayment: (a) within one hundred twenty (120) days after the end of any fiscal year of Borrowers and Guarantors (commencing with the fiscal year ending September 30, 2011), Revolving Loan Agent shall have received from the chief financial officer of Parent, a certificate, in the form of Exhibit G attached to the Revolving Loan Agreement, setting forth the calculation of the Excess Cash Flow (as defined in the Term Loan Agreement as in effect on the date hereof) for such fiscal year, (b) only one such Excess Cash Flow Prepayment is permitted to be made with respect to any such fiscal year and such payment shall be made within thirty (30) days after the receipt by Revolving Loan Agent of the audited consolidated financial statements of Parent and its Subsidiaries for such fiscal year as required by and in accordance with Section 9.6 (a)(iii) of the Revolving Loan Agreement (the “Excess Cash Flow Prepayment Period”), (c) after giving effect to any Excess Cash Flow Prepayment, the average Excess Availability for the consecutive thirty (30) calendar day period ending on the day prior to such payment shall be equal to or greater than $30,000,000, (d) on the date of any such Excess Cash Flow Prepayment and after giving effect thereto, Excess Availability shall be equal to or greater than $30,000,000, (e) Revolving Loan Agent shall have received a Pro Forma Compliance Certificate (as defined in the Revolving Loan Agreement) demonstrating that, upon giving effect on a Pro Forma Basis (as defined in the Revolving Loan Agreement) to such Excess Cash Flow Prepayment, (i) the Fixed Charge Coverage Ratio (as defined in the Revolving Loan Agreement) for Parent and its Subsidiaries is equal to or greater than 1.00 to 1.00 and (ii) Excess Availability shall be equal to or greater than $30,000,000 for each of the first thirty (30) days after giving effect to such payment, and (f) on the date of any Excess Cash Flow Prepayment and after giving effect thereto, no Default (as defined in the Revolving Loan Agreement) or Event of Default (as defined in the Revolving Loan Agreement) shall have occurred and be continuing.

“Grantors” shall mean, collectively, Borrowers, Guarantors and each Subsidiary of Borrowers or Guarantors that shall have created a Lien on its assets to secure any Revolving Loan Debt or Term Loan Debt, together with their respective successors and assigns; sometimes being referred to herein individually as a “Grantor”.

“Guarantors” shall mean shall mean, collectively, (a) Toolrock Holding, Inc., a Delaware corporation, (b) any other person that at any time after the date hereof becomes a party to a guarantee in favor of Revolving Loan Agent or the Revolving Credit Lenders in respect of any of the Revolving Loan Debt or Term Loan Agent or the Term Loan Lenders in respect of any of the Term Loan Debt, and (c) their respective successors and assigns; sometimes being referred to herein individually as a “Guarantor”.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies.

“Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of their respective assets, (c) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Person or any or all of its assets or properties, (d) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (e) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest intended as security for an obligation, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security for an obligation, including without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

“Maximum Priority Cash Management Obligations” shall mean, as of any date of determination, the amount of the Revolving Loan Debt constituting Cash Management Obligations that is in excess of any reserve established with respect thereto by Revolving Loan Agent under the terms of the Revolving Loan Agreement outstanding on such date, up to $2,000,000 in the aggregate at any one time outstanding.

“Maximum Priority Hedging Obligations” shall mean, as of any date of determination, the amount of the Revolving Loan Debt constituting Hedging Obligations that is in excess of any reserve established with respect thereto by Revolving Loan Agent under the terms of the Revolving Loan Agreement outstanding on such date, up to $2,000,000 in the aggregate at any one time outstanding.

“Maximum Priority Revolving Loan Debt” shall mean, as of any date of determination, the sum of (a) the lesser of (i) the Maximum Credit (as such term is defined in the Revolving Loan Agreement) or (ii) the Availability, plus (b) the lesser of (i) $7,500,000 or (ii) ten (10%) percent of the lesser of (i) the amount of the Maximum Credit then in effect or (ii) Availability, plus (c) the amount of any interest (including default interest) on such amount (and including, without limitation, any interest that would accrue and become due but for the commencement of Insolvency or Liquidation Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), plus (d) the Maximum Priority Cash Management Obligations, plus (e) the Maximum Priority Hedging Obligations, plus (f) any fees, costs, expenses and indemnities payable under any of the Revolving Loan Documents (and including, without limitation, any fees, costs, expenses and indemnities that would accrue and become due but for the commencement of Insolvency or Liquidation Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), minus (g) the aggregate amount of all permanent reductions of the Commitments under (and as defined in) the Revolving Loan Agreement made from and after the date hereof; provided, that, the portion of the aggregate outstanding principal of loans and letters of credit that are made or issued pursuant to the Revolving Loan Documents but that are not made or issued intentionally or with actual knowledge that such loans and letters of credit cause the aggregate principal amount of loans and letters of credit to exceed the amount equal to the Availability plus ten (10%) percent of the amount of the Maximum Credit then in effect (plus the lesser of (i) $7,500,000 or (ii) ten (10%) percent of the lesser of (A) the amount of the Maximum Credit then in effect or (B) Availability) calculated at the time made or issued shall be included, together with related interest, fees, indemnities, costs and expenses arising under the Revolving Loan Documents, in the term Maximum Priority Revolving Loan Debt, as used herein.

“Maximum Priority Term Loan Debt” shall mean, as of any date of determination, (a) the sum of (i) the principal amount of up to (A) $50,000,000 (provided, that, such amount may be increased on a dollar-for-dollar basis up to $5,000,000 to reflect the principal amount of any additional term loans made by Term Loan Lenders pursuant to the Term Loan Agreement after the date hereof but prior to the commencement of any case with respect to any Grantor under the Bankruptcy Code or any other Insolvency or Liquidation Proceeding), plus (B) the amount of post-petition financing (if any) provided as permitted pursuant to Section 6.2(b) hereof, minus (ii) the aggregate amount of all principal payments and prepayments of the Term Loan Debt received by Term Loan Agent or the Term Loan Lenders plus (b) the amount of any interest (including default interest and any interest that is payable in kind) on such amount (and including, without limitation, any interest that would accrue and become due but for the commencement of Insolvency or Liquidation Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), plus (c) any prepayment premium fees, costs, expenses and indemnities payable under any of the Term Loan Documents (and including, without limitation, any fees, costs, expenses and indemnities that would accrue and become due on such amounts but for the commencement of Insolvency or Liquidation Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding).

“Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including, without imitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.

“Pledged Collateral” shall have the meaning set forth in Section 5.1 hereof.

“Recovery” shall have the meaning set forth in Section 6.8 hereof.

“Revolving Credit Lenders” shall mean, collectively, any person party to the Revolving Loan Documents as lender (and including any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Revolving Loan Debt or is otherwise party to the Revolving Loan Documents as a lender); sometimes being referred to herein individually as a “Revolving Credit Lender”.

“Revolving Loan Agent” shall mean Wells Fargo Bank, National Association, and its successors and assigns in its capacity as administrative and collateral agent pursuant to the Revolving Loan Documents acting for and on behalf of itself and the other Revolving Loan Secured Parties and any successor or replacement agent.

“Revolving Loan Agreement” shall mean the Loan and Security Agreement, dated as of March 6, 2008, by and among Grantors, Revolving Loan Agent and Revolving Credit Lenders, as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated, refinanced or replaced.

“Revolving Loan Debt” shall mean all “Obligations” as such term is defined in the Revolving Loan Agreement, including, without limitation, obligations, liabilities and indebtedness of every kind, nature and description owing by any Grantor to any Revolving Loan Agent and any other Revolving Loan Secured Party, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the Revolving Loan Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Revolving Loan Documents or after the commencement of any case with respect to any Grantor under the Bankruptcy Code or any other Insolvency or Liquidation Proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Revolving Loan Documents” shall mean, collectively, the Revolving Loan Agreement and all agreements, documents and instruments at any time executed and/or delivered by any Grantor or any other person to, with or in favor of any Revolving Loan Secured Party in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that any time refinances, replaces or succeeds to all or any portion of the Revolving Loan Debt).

“Revolving Loan Priority Collateral” shall mean all of the collateral granted by Grantors pursuant to the Revolving Loan Documents in favor of the Revolving Loan Agent to secure the Revolving Loan Debt other than the Term Loan Priority Collateral.

“Revolving Loan Secured Parties” shall mean, collectively, (a) the Revolving Loan Agent, (b) the Revolving Credit Lenders, (c) the issuing bank or banks of letters of credit or similar instruments under the Revolving Loan Agreement, (d) each other person to whom any of the Revolving Loan Debt (including Revolving Loan Debt constituting Bank Product Obligations) is owed, and (e) the successors, replacements and assigns of each of the foregoing: sometimes being referred to herein individually as a “Revolving Loan Secured Party”.

“Secured Parties” shall mean, collectively, the Revolving Loan Secured Parties and the Term Loan Secured Parties; sometimes being referred to herein individually as a “Secured Party”.

“Subsidiary” means any “Subsidiary” of Borrowers as defined in the Revolving Loan Agreement.

“Term Loan Agent” shall mean The Bank of New York Mellon, and its successors and assigns in its capacity as administrative and collateral agent pursuant to the Term Loan Documents acting for and on behalf of itself and the other Term Loan Secured Parties and any successor or replacement agent.

“Term Loan Agreement” shall mean the Term Loan and Security Agreement, dated of even date herewith, by and among Borrowers, Term Loan Agent and Term Loan Lenders, as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated, refinanced or replaced.

“Term Loan Debt” shall mean all “Obligations” as such term is defined in the Term Loan Agreement, including, without limitation, obligations, liabilities and indebtedness of every kind, nature and description owing by any Grantor to any Term Loan Secured Party, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the Term Loan Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Term Loan Documents or after the commencement of any case with respect to any Grantor under the Bankruptcy Code or any other Insolvency or Liquidation Proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Term Loan Documents” shall mean, collectively, the Term Loan Agreement and all agreements, documents and instruments at any time executed and/or delivered by any Grantor or any other person to, with or in favor of any Term Loan Secured Party in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Term Loan Debt).

“Term Loan Lenders” shall mean, collectively, any person party to the Term Loan Documents as lender (and including any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Term Loan Debt or is otherwise party to the Term Loan Documents as a lender); sometimes being referred to herein individually as a “Term Loan Lender”.

“Term Loan License Period” shall mean, with respect to any Intellectual Property, the longer of: (a) that period which is 240 days from the date on which the Term Loan Agent has notified the Revolving Loan Agent that the Term Loan Agent has acquired possession or control of such Intellectual Property (the date of such acquisition, the “Trigger Date”), (b) that period which ends on the earlier of the date of the (i) Discharge of the Term Loan Debt, (ii) the Discharge of the Revolving Loan Debt or (iii) the conversion of substantially all of the Term Loan Debt into any security of a Grantor (whether by virtue of the conversion of some or a portion of the Term Loan Debt to equity, credit bid of Term Loan Debt for Term Loan Priority Collateral or otherwise), (c) forty-five (45) days after Term Loan Agent has notified Revolving Loan Agent that a sale or other disposition of such Intellectual Property has occurred, so long as such sale or disposition occurs not less than 240 days from the Trigger Date.

“Term Loan Priority Account” shall mean any deposit account which is required to be established pursuant to Section 2.2 of the Term Loan Agreement and on which the Term Loan Agent has a first priority lien.

“Term Loan Priority Collateral” shall mean all collateral granted by Grantors pursuant to the Term Loan Documents in favor of Term Loan Agent to secure the payment of the Term Loan Debt as set forth in Exhibit A hereto.

“Term Loan Secured Parties” shall mean, collectively, (a) the Term Loan Agent, (b) the Term Loan Lenders, (c) each other person to whom any of the Term Loan Debt is owed and (d) the successors, replacements and assigns of each of the foregoing; sometimes being referred to herein individually as a “Term Loan Secured Party”.

“Third Party Purchaser” shall have the meaning set forth in Section 8.1 hereof.

“Triggering Event” means the occurrence of any one of the following events: (a) the occurrence and continuance of an Event of Default under the Revolving Loan Documents that remains unwaived for a period of at least ninety (90) days after any applicable cure period, (b) the acceleration of all or any portion of the Revolving Loan Debt, (c) the occurrence of any Insolvency or Liquidation Proceeding with respect to any Borrower or Guarantor, (d) the intentional cessation, termination or suspension by Revolving Loan Agent or all Revolving Credit Lenders in their commitment to provide revolving loans to Grantors for a period of seven (7) consecutive Business Days, (e) the exercise of remedies by the Revolving Loan Agent or the Revolving Loan Secured Parties against a Borrower or a Guarantor or their respective assets, (f) the occurrence and continuance of an Event of Default under the Revolving Loan Agreement resulting from the failure by any Borrower to pay when due any principal or interest in respect of the Revolving Loan Debt, or (g) the occurrence and continuance of an event of default under (and as defined in) the Term Loan Agreement resulting from the failure by any Borrower to pay when due any principal or interest in respect of the Term Loan Debt.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, (a) feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (b) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, refinanced, replaced, or otherwise modified as set forth herein, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, and as to Borrowers, any Guarantor or any other Grantor shall be deemed to include a receiver, trustee or debtor-in-possession on behalf of any of such person or on behalf of any such successor or assign, (d) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Sections and Exhibits shall be construed to refer to Sections and Exhibits of this Agreement except as otherwise set forth herein and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2. Lien Priorities.

2.1 Acknowledgment of Liens.

(a) Revolving Loan Agent, on behalf of itself and each Revolving Credit Secured Party, hereby acknowledges that Term Loan Agent, acting for and on behalf of itself and the other Term Loan Secured Parties, has been granted Liens upon all of the Collateral pursuant to the Term Loan Documents to secure the Term Loan Debt.

(b) Term Loan Agent, on behalf of itself and each other Term Loan Secured Party, hereby acknowledges that Revolving Loan Agent, acting for and on behalf of itself and the Revolving Loan Secured Parties, has been granted Liens upon all of the Collateral pursuant to the Revolving Loan Documents to secure the Revolving Loan Debt.

2.2 Relative Priorities.

(a) Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to the Revolving Loan Agent or the Revolving Loan Secured Parties or the Term Loan Agent or the Term Loan Secured Parties and notwithstanding any provision of the UCC, or any other applicable law or any provisions of the Revolving Loan Documents or the Term Loan Documents or any other circumstance whatsoever:

(i) The Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, hereby agrees that: (A) any Lien on the Revolving Loan Priority Collateral securing the Revolving Loan Debt (other than the amount thereof that exceeds the Maximum Priority Revolving Loan Debt) now or hereafter held by or for the benefit or on behalf of any Revolving Loan Secured Party or any agent or trustee therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the Revolving Loan Priority Collateral securing the Term Loan Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor; and (B) any Lien on the Revolving Loan Priority Collateral securing any of the Term Loan Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Revolving Loan Priority Collateral securing any Revolving Loan Debt (other than the amount thereof that exceeds the Maximum Priority Revolving Loan Debt).

(ii) The Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties, hereby agrees that: (A) any Lien on the Term Loan Priority Collateral securing the Term Loan Debt (other than the amount thereof that exceeds the Maximum Priority Term Loan Debt) now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the Term Loan Priority Collateral securing the Revolving Loan Debt now or hereafter held by or for the benefit or on behalf of any Revolving Loan Secured Party or any agent or trustee therefor; and (B) any Lien on the Term Loan Priority Collateral securing the Revolving Loan Debt now or hereafter held by or for the benefit or on behalf of any Revolving Loan Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Term Loan Priority Collateral securing any Term Loan Debt (other than the amount thereof that exceeds the Maximum Priority Term Loan Debt).

(iii) The Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties, hereby agrees that: (A) any Lien on the Revolving Loan Priority Collateral securing the Term Loan Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the Revolving Loan Priority Collateral to the extent securing Revolving Loan Debt in excess of the Maximum Priority Revolving Loan Debt now or hereafter held by or for the benefit or on behalf of any Revolving Loan Secured Party or any agent or trustee therefor; and (B) any Lien on the Revolving Loan Priority Collateral securing any of the Revolving Loan Debt in excess of the Maximum Priority Revolving Loan Debt now or hereafter held by or for the benefit or on behalf of any Revolving Loan Secured Party or any agent or trustee therefore regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Revolving Loan Priority Collateral securing any Term Loan Debt.

(iv) The Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, hereby agrees that: (A) any Lien on the Term Loan Priority Collateral securing the Revolving Loan Debt now or hereafter held by or for the benefit or on behalf of any Revolving Loan Secured Party or any agent or trustee therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the Term Loan Priority Collateral to the extent securing the principal amount of any Term Loan Debt in excess of the Maximum Priority Term Loan Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor; and (B) any Lien on the Term Loan Priority Collateral securing any of the Term Loan Debt in excess of the Maximum Priority Term Loan Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Term Loan Priority Collateral securing any Revolving Loan Debt.

(b) As between Revolving Loan Secured Parties and Term Loan Secured Parties, the terms of this Intercreditor Agreement, including the priorities set forth above, shall govern even if part or all of the Revolving Loan Debt or Term Loan Debt or the Liens securing payment and performance thereof are not perfected or are subordinated, avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

2.3 Prohibition on Contesting Liens. Each of the Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties, and the Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or for the benefit or on behalf of any Revolving Loan Secured Party in any Collateral or by or on behalf of any Term Loan Secured Party in any Collateral, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Revolving Loan Secured Party or Term Loan Secured Party (a) to enforce this Agreement or (b) to vote any claim that the Revolving Loan Secured Parties or the Term Loan Secured Parties may have in an Insolvency or Liquidation Proceeding to accept or reject any plan or partial or complete liquidation, reorganization, arrangement, composition or extension; provided, that, notwithstanding any inconsistency between the terms of any such plan and the terms of this Agreement, the terms of this Agreement shall govern and control.

2.4 Similar Liens and Agreements. The parties hereto agree, subject to the other provisions of this Agreement, upon request by the Revolving Loan Agent or the Term Loan Agent, as the case may be, to advise the other from time to time of the Collateral for which such party has taken steps to perfect its Liens and to identify the parties obligated under the Revolving Loan Documents or Term Loan Documents, as the case may be.

Section 3. Enforcement.

3.1 Exercise of Rights and Remedies.

(a) The Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties:

(i) will not, so long as the Discharge of Revolving Loan Debt has not occurred, enforce or exercise, or seek to enforce or exercise, any rights or remedies (including any right of setoff or notification of account debtors) with respect to any Revolving Loan Priority Collateral (including the enforcement of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or any similar agreement or arrangement to which the Term Loan Agent or any other Term Loan Secured Party is a party) or commence or join with any Person (other than Revolving Loan Agent with its consent) in commencing, or filing a petition for, any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency or Liquidation Proceeding); provided, that, (A) subject at all times to the provisions of Section 4 hereof, the Term Loan Agent may enforce or exercise any or all such rights and remedies, or commence or petition for any such action or proceeding, after a period ending one hundred eighty (180) days after the date of the receipt by Revolving Loan Agent of written notice from Term Loan Agent of the declaration by Term Loan

Secured Parties of an event of default under (and as defined in) the Term Loan Documents as a result of the failure of Borrowers to make any payment in respect of the Term Loan Debt in accordance with the terms of the Term Loan Documents (as in effect on the date hereof) that is continuing and the written demand by Term Loan Secured Parties for the immediate payment of all of the Term Loan Debt under the Term Loan Documents so long as the Revolving Loan Agent or any other Revolving Loan Secured Party is not diligently pursuing in good faith the exercise of its enforcement rights or remedies against Grantors or the Revolving Loan Priority Collateral (including, without limitation, any of the following: solicitation of bids from third parties to conduct the liquidation of all or any material portion of the Revolving Loan Priority Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting or selling all or any material portion of the Revolving Loan Priority Collateral, the notification of account debtors to make payments to the Revolving Loan Agent or its agents, the initiation of any action to take possession of all or any material portion of the Revolving Loan Priority Collateral or the commencement of any legal proceedings or actions against or with respect to all or any material portion of the Revolving Loan Priority Collateral) and (B) Term Loan Agent may enforce or exercise any or all such rights and remedies with respect to Term Loan Priority Account or any control agreement with respect thereto;

(ii) will not contest, protest or object to any foreclosure action or proceeding brought by the Revolving Loan Agent or any other Revolving Loan Secured Party, or any other enforcement or exercise by any Revolving Loan Secured Party of any rights or remedies relating to the Revolving Loan Priority Collateral under the Revolving Loan Documents or otherwise, so long as the Liens of Term Loan Agent attach to the proceeds thereof subject to the relative priorities set forth in Section 2.1 and such actions or proceedings are being pursued in good faith;

(iii) subject to the Term Loan Secured Parties’ rights under Section 3.1(a)(i) above, will not object to the forbearance by the Revolving Loan Agent or the other Revolving Loan Secured Parties from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to any of the Revolving Loan Priority Collateral;

(iv) will not, so long as the Discharge of Revolving Loan Debt has not occurred and except for actions permitted under Sections 3.1(a)(i) above, take or receive any Revolving Loan Priority Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any right or remedy (including any right of setoff) with respect to any Revolving Loan Priority Collateral or in connection with any insurance policy award in respect of any Revolving Loan Priority Collateral;

(v) agrees that no covenant, agreement or restriction contained in any Term Loan Document shall be deemed to restrict in any way the rights and remedies of the Revolving Loan Agent or the other Revolving Loan Secured Parties with respect to the Revolving Loan Priority Collateral as set forth in this Agreement and the Revolving Loan Documents; provided, however, that, nothing in this Agreement shall be construed as a waiver of any existing or future default under the Term Loan Documents;

(vi) will not object to the manner in which the Revolving Loan Agent or any other Revolving Loan Secured Party may seek to enforce or collect the Revolving Loan Debt or the Liens of such Revolving Loan Secured Party, regardless of whether any action or failure to act by or on behalf of the Revolving Loan Agent or any other Revolving Loan Secured Party is, or could be, adverse to the interests of the Term Loan Secured Parties, and will not assert, and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Revolving Loan Priority Collateral or any other rights a junior secured creditor may have under applicable law with respect to the matters described in this clause (vi), provided that at all times Revolving Loan Agent is acting in good faith;

(vii) will not require any Grantor to sell, liquidate or otherwise dispose of all or substantially all of its assets and properties within a specific time period in connection with a DIP Financing or the exercise by Term Loan Agent or Term Loan Secured Parties of their rights and remedies (or consent to any Grantor taking such action in connection with an amendment, waiver or forbearance entered into in connection with the Term Loan Documents), in each case, unless Revolving Loan Agent has agreed to such time periods; and

(viii) will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any Revolving Loan Debt or any Lien of Revolving Loan Agent or this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement.

(b) The Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties:

(i) will not, so long as the Discharge of Term Loan Debt has not occurred, enforce or exercise, or seek to enforce or exercise, any rights or remedies with respect to any Term Loan Priority Collateral or commence or join with any Person (other than Term Loan Agent with its consent) in commencing, or filing a petition for, any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding); provided, that, subject at all times to the provisions of Section 4 hereof, the Revolving Loan Agent may enforce or exercise any or all such rights and remedies, or commence or petition for any such action or proceeding, after a period ending one hundred eighty (180) days after the date of the receipt by Term Loan Agent of written notice from Revolving Loan Agent of the declaration by Revolving Loan Agent as a result of an Event of Default under the Revolving Loan Documents that is continuing so long as the Term Loan Agent or any other Term Loan Secured Party is not diligently pursuing in good faith the exercise of its enforcement rights or remedies against Grantors and/or the Term Loan Priority Collateral (including, without limitation, any of the following: solicitation of bids from third parties to conduct the liquidation of all or any material portion of the Term Loan Priority Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting or selling all or any material portion of the Term Loan Priority Collateral, the initiation of any action to take possession of all or any material portion of the Term Loan Priority Collateral or the commencement of any legal proceedings or actions against or with respect to all or any material portion of the Term Loan Priority Collateral);

(ii) will not contest, protest or object to any foreclosure action or proceeding brought by the Term Loan Agent or any other Term Loan Secured Party, or any other enforcement or exercise by any Term Loan Secured Party of any rights or remedies relating to the Term Loan Priority Collateral under the Term Loan Documents or otherwise, so long as the Liens of Revolving Loan Agent attach to the proceeds thereof subject to the relative priorities set forth in Section 2.1 hereof and such actions or proceedings are being pursued in good faith;

(iii) subject to the Revolving Loan Secured Parties’ rights under Section 3.1 (b)(i) hereof, will not object to the forbearance by the Term Loan Agent or the other Term Loan Secured Parties from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to any of the Term Loan Priority Collateral;

(iv) will not, so long as the Discharge of the Term Loan Debt has not occurred and except for actions permitted under Sections 3.1(b)(i) hereof, take or receive any Term Loan Priority Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any right or remedy (including any right of setoff) with respect to any Term Loan Priority Collateral or in connection with any insurance policy award or any condemnation award (or deed in lieu of condemnation);

(v) agrees that no covenant, agreement or restriction contained in any Revolving Loan Document shall be deemed to restrict in any way the rights and remedies of the Term Loan Agent or the other Term Loan Secured Parties with respect to the Term Loan Priority Collateral as set forth in this Agreement and the Term Loan Documents; provided, however that nothing in this Agreement shall be construed as a waiver of any existing or future default under the Revolving Loan Documents;

(vi) will not object to the manner in which the Term Loan Agent or any other Term Loan Secured Party may seek to enforce or collect the Term Loan Debt or the Liens of such Term Loan Secured Party, regardless of whether any action or failure to act by or on behalf of the Term Loan Agent or any other Term Loan Secured Party is, or could be, adverse to the interests of the Term Loan Secured Parties, and will not assert, and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Term Loan Priority Collateral or any other rights a junior secured creditor may have under applicable law with respect to the matters described in this clause (vi), provided that at all times Term Loan Agent is acting in good faith;

(vii) will not require any Grantor to sell, liquidate or Otherwise dispose of all or substantially all of its assets and properties within a specific time period in connection with a DIP Financing or the exercise by Revolving Loan Agent or Revolving Loan Secured Parties of their rights and remedies (or consent to any Grantor taking such action in connection with an amendment, waiver or forbearance entered into in connection with the Revolving Loan Documents), in each case, unless Term Loan Agent has agreed to such time periods; and

(viii) will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any Term Loan Debt or any

Lien of Term Loan Agent or this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Term Loan Agent and any other Term Loan Secured Party may:

(i) join (but not control) any foreclosure or judicial lien enforcement proceeding with respect to the Revolving Loan Priority Collateral initiated by Revolving Loan Agent, so long as such action would not and would not reasonably be expected to delay or interfere in any respect with the exercise by Revolving Loan Agent of its rights with respect to the Revolving Loan Priority Collateral;

(ii) file a claim or statement of interest with respect to the Term Loan Debt; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(iii) take any action (not adverse to the priority status of the Liens on the Revolving Loan Priority Collateral securing the Revolving Loan Debt or the rights of any Revolving Loan Secured Party to exercise remedies in respect thereof) in order to create or perfect the Liens held by the Term Loan Agent on the Revolving Loan Priority Collateral;

(iv) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Term Loan Secured Parties, including any claims secured by the Revolving Loan Priority Collateral, if any, in each case, to the extent that such actions do not violate the terms of this Agreement;

(v) file any proof of claim, make other filings in any Insolvency or

Liquidation Proceeding of any Grantor, but in each case not in a manner which is inconsistent with the terms of this Agreement;

(vi) vote on any plan of reorganization; provided, that, notwithstanding any inconsistency between the terms of any such plan and the terms of this Agreement, the terms of this Agreement shall govern and control; and

(vii) present bids (including, without limitation, credit bids) for and purchase Revolving Loan Priority Collateral at any private, public or judicial foreclosure upon or other disposition of Revolving Loan Priority Collateral initiated by any Person (including, without limitation, any disposition thereof pursuant to Section 363 of the Bankruptcy Code).

(d) Notwithstanding anything to the contrary contained in this Agreement, the Revolving Loan Agent (and any other Revolving Loan Secured Party in accordance with the terms of the Revolving Loan Agreement) may:

(i) join (but not control) any foreclosure or judicial lien enforcement proceeding with respect to the Term Loan Priority Collateral initiated by Term Loan Agent, so long as such action would not and would not reasonably be expected to delay or interfere in any respect with the exercise by Term Loan Agent of its rights with respect to the Term Loan Priority Collateral;

(ii) file a claim or statement of interest with respect to the Revolving Loan Debt; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(iii) take any action (not adverse to the priority status of the Liens on the Term Loan Priority Collateral securing the Term Loan Debt or the rights of any Term Loan Secured Party to exercise remedies in respect thereof) in order to create or perfect the Liens held by the Revolving Loan Agent on the Term Loan Priority Collateral;

(iv) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Revolving Loan Secured Parties, including any claims secured by the Term Loan Priority Collateral, if any, in each case, to the extent that such actions do not violate the terms of this Agreement;

(v) file any proof of claim, make other filings in any Insolvency or Liquidation Proceeding of any Grantor, but in each case not in a manner which is inconsistent with the terms of this Agreement;

(vi) vote on any plan of reorganization; provided, that, notwithstanding any inconsistency between the terms of any such plan and the terms of this Agreement, the terms of this Agreement shall govern and control;

(vii) present bids (including, without limitation, credit bids) for and purchase Term Loan Priority Collateral at any private, public or judicial foreclosure upon or other disposition of Term Loan Priority Collateral initiated by any Person (including, without limitation, any disposition thereof pursuant to Section 363 of the Bankruptcy Code).

3.2 Rights As Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, either Agent and the Secured Parties on whose behalf such Agent acts, may exercise any and all rights and remedies available to an unsecured creditor against any Grantor in accordance with the terms of the Revolving Loan Documents and the Term Loan Documents, respectively and applicable law. For purposes hereof, the rights of an unsecured creditor do not include a creditor that holds a judgment lien. Nothing in this Agreement shall prohibit the receipt by either Agent or any of the other Secured Parties of the required payments of principal, interest, fees and other amounts so long as such receipt is not the direct or indirect result of the exercise by such Agent or any other Secured Party of foreclosure rights or other remedies as a secured creditor or enforcement in contravention of this Agreement of any Lien held by any of them or any other act in contravention of this Agreement.

3.3 Release of Second Priority Liens.

(a) Notwithstanding anything to the contrary contained in any of the Revolving Loan Documents or Term Loan Documents, as applicable, only the Agent that, in accordance with the terms of this Agreement, has the senior Lien in any Collateral shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of such Collateral. The Agent that, in accordance with the terms of this Agreement, has the junior Lien on any Collateral shall:

(i) be deemed to have automatically and without further action released and terminated any Liens it may have on such Collateral to the extent such Collateral is sold or otherwise disposed of either by the Agent that, in accordance with the terms of this Agreement, has the senior Lien on such Collateral, any agent of such Agent, or any Grantor with the consent of such Agent, provided that, the Liens of the Agent with such senior Lien on the Collateral so sold or disposed of are released at the same time, and the net proceeds of such sale or disposition are applied in accordance with Section 4.1 hereof,

(ii) be deemed to have authorized the Agent that, in accordance with the terms of this Agreement, has the senior Lien on such Collateral to file UCC amendments and terminations covering the Collateral so sold or otherwise disposed of with respect to the UCC financing statements between any Grantor and the Agent with such junior Lien thereon to evidence such release and termination,

(iii) promptly upon the request of the Agent that, in accordance with the terms of this Agreement, has the senior Lien thereon, execute and deliver such other release documents and confirmations of the authorization to file UCC amendments and terminations provided for herein, in each case as the Agent that, in accordance with the terms of this Agreement, has the senior Lien thereon may reasonably require in connection with such sale or other disposition by such Agent, such Agent’s agents or any Grantor with the consent of such Agent to evidence and effectuate such termination and release, without representation, warranty or recourse, express or implied; provided, that, any such release or UCC amendment or termination by or on behalf of the Agent with the junior Lien thereon shall not extend to or otherwise affect any of the rights, if any, of such Agent with the junior Lien to the proceeds from any such sale or other disposition of Collateral upon the payment and satisfaction in full of the Revolving Loan Debt or the Term Loan Debt, as the case may be, whichever is secured by the senior Lien on such Collateral; and

(iv) be deemed to have consented under the Revolving Loan Documents or the Term Loan Documents, as applicable, of the Agent with such junior Lien thereon and the Secured Parties for whom such Agent is acting to such sale or other disposition, provided that, nothing in this Agreement shall be construed as a waiver of any existing or future default under the Revolving Loan Documents or the Term Loan Documents.

(b) Each Agent, for itself and on behalf of the other Secured Parties for whom such Agent is acting, hereby irrevocably constitutes and appoints the other Agent and any officer or agent of such Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Agent with the junior lien or such holder or in the Agent’s own name, from time to time in such Agent’s (holding the senior lien) discretion, for the purpose of carrying out the terms of this Section 3.3, to take any and all appropriate action and to execute any and all documents and instruments that may be reasonably necessary to accomplish the purposes of this Section 3.3, including any UCC termination statements, endorsements or other instruments of transfer or release, without representation, warranty or recourse, express or implied. Nothing contained in this Agreement shall be construed to modify the obligation of the Agent with the senior lien to act in a commercially reasonable manner in the exercise of its rights to sell, lease, license, exchange, transfer or otherwise dispose of any Collateral.

3.4 Insurance and Condemnation Awards.

(a) So long as the Discharge of Revolving Loan Debt has not occurred, the Revolving Loan Agent and the other Revolving Loan Secured Parties shall have the sole and exclusive right, subject to the rights of Grantors under the Revolving Loan Documents, to settle and adjust claims in respect of the Revolving Loan Priority Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation in respect of the Revolving Loan Priority Collateral. So long as the Discharge of Revolving Loan Debt has not occurred, all proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall be paid in accordance with Section 4.1 hereof. Until the Discharge of Revolving Loan Debt, if the Term Loan Agent or any other Term Loan Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall pay such proceeds over to the Revolving Loan Agent in accordance with the terms of Section 4.2 hereof.

(b) So long as the Discharge of Term Loan Debt has not occurred, the Term Loan Agent and the other Term Loan Secured Parties shall have the sole and exclusive right, subject to the rights of Grantors under the Term Loan Documents, to settle and adjust claims in respect of the Term Loan Priority Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation in respect of the Term Loan Priority Collateral. So long as the Discharge of Term Loan Debt has not occurred, all proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation with respect to any of the Term Loan Priority Collateral, shall be paid in accordance with Section 4.1 hereof. Until the Discharge of Revolving Loan Debt, if the Revolving Loan Agent or any other Revolving Loan Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall pay such proceeds over to the Revolving Loan Agent in accordance with the terms of Section 4.2 hereof.

(c) To the extent that an insured loss covers both Revolving Loan Priority Collateral and Term Loan Priority Collateral, then Revolving Loan Agent and Term Loan Agent will work jointly and in good faith to collect, adjust or settle any claims or amounts under the insurance policy. The parties hereto agree that any business interruption insurance and/or loss profits or similar type of insurance is Revolving Loan Priority Collateral.

Section 4. Payments.

4.1 Application of Proceeds.

(a) The Revolving Loan Priority Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Revolving Loan Priority Collateral, shall be applied in the following order of priority:

(i) first, to the Revolving Loan Debt (other than the amount thereof in excess of the Maximum Priority Revolving Loan Debt) and for cash collateral as required under the

Revolving Loan Documents, and in such order as specified in the applicable Revolving Loan Documents until the Discharge of Revolving Loan Debt has occurred;

(ii) second, to the Term Loan Debt (other than the amount thereof in excess of the Maximum Priority Term Loan Debt) in such order as specified in the applicable Term Loan Documents until the Discharge of Term Loan Debt has occurred;

(iii) third, to the Revolving Loan Debt in excess of the Maximum Priority Revolving Loan Debt until the Discharge of Revolving Loan Debt has occurred; and

(iv) fourth, to the Term Loan Debt in excess of the Maximum Priority Term Loan Debt.

(b) The Term Loan Priority Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Term Loan Priority Collateral, shall be applied in the following order of priority:

(i) first, to the Term Loan Debt (other than the amount thereof in excess of the Maximum Priority Term Loan Debt) and for cash collateral as required under the Term Loan Documents, and in such order as specified in the applicable Term Loan Documents until the Discharge of Term Loan Debt has occurred;

(ii) second, to the Revolving Loan Debt (other than the amount thereof in excess of the Maximum Priority Revolving Loan Debt) in such order as specified in the applicable Revolving Loan Documents until the Discharge of Revolving Loan Debt has occurred;

(iii) third, to the Term Loan Debt in excess of the Maximum Priority Term Loan Debt until the Discharge of Term Loan Debt has occurred; and

(iv) fourth, to the Revolving Loan Debt in excess of the Maximum Priority Revolving Loan Debt.

(c) Upon the Discharge of Revolving Loan Debt and the termination of the commitments of the Revolving Loan Credit Lenders and the financing arrangements provided by Revolving Credit Lenders to Grantors under the Revolving Loan Documents, to the extent permitted under applicable law and without risk of legal liability to Revolving Loan Agent or any other Revolving Loan Secured Party, the Revolving Loan Agent shall deliver to the Term Loan Agent, without representation or recourse, any proceeds of Collateral held by it at such time in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by the Term Loan Agent to the Term Loan Debt in such order as specified in the relevant Term Loan Documents. Upon the Discharge of Term Loan Debt (other than the amount thereof in excess of the Maximum Priority Term Loan Debt) and the termination of the commitments of the Term Loan Lenders and the financing arrangements provided by Term Loan Lenders to Grantors under the Term Loan Documents, to the extent permitted under applicable law and without risk of legal liability to Term Loan Agent or any other Term Loan Secured Party, the Term Loan Agent shall deliver to the Revolving Loan Agent, without representation or recourse, any proceeds of Collateral held by it at such time in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by the Revolving Loan Agent to the Revolving Loan Debt in such order as specified in the relevant Revolving Loan Documents.

(d) The foregoing provisions of this Agreement are intended solely to govern the respective lien priorities as between the Term Loan Agent and the Revolving Loan Agent and shall not impose on Revolving Loan Agent or any other Revolving Loan Secured Party any obligations in respect of the disposition of proceeds of foreclosure on any Collateral which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law.

(e) Notwithstanding anything to the contrary contained herein or in any of the Term Loan Documents, Borrowers and Guarantors shall not, directly or indirectly, make any prepayments of principal in respect of the Term Loan Debt and Term Loan Agent and Term Loan Secured Parties shall not accept any such payments except, that, Borrowers may make and Term Loan Agent and Term Loan Lenders may accept

(i) the mandatory prepayments (other than Excess Cash Flow Prepayments) of principal as set forth in Section 2.2 of the Term Loan Agreement (as in effect on the date hereof) and

(ii) (A) Excess Cash Flow Prepayments in an amount not to exceed fifty (50%) percent (or such lesser percentage as set forth below) of Excess Cash Flow (as defined in the Term Loan Agreement (as in effect on the date hereof)) for the fiscal year ending on September 30 of each year (commencing with the fiscal year ending on September 30, 2011) minus the sum of all payments of principal of the Term Loan Debt during any such fiscal year; provided, that, all of the Excess Cash Flow Prepayment Conditions (as set forth in the Revolving Loan Agreement, as in effect on the date hereof) have been satisfied in the determination of Revolving Loan Agent; except that in the event that Borrowers satisfy all of the Excess Cash Flow Prepayment Conditions other than attaining the Excess Availability thresholds, then Borrowers may make and Term Loan Lenders may accept an Excess Cash Flow Prepayment in an amount not to exceed thirty-five (35%) percent of Excess Cash Flow for any such fiscal year (minus the sum of all payments of principal of the Term Loan Debt during any such fiscal year) so long as (1) after giving effect to such Excess Cash Flow Prepayment, the average Excess Availability for the consecutive thirty (30) calendar day period ending on the day prior to such payment shall be equal to or greater than $25,000,000, (2) on the date of such Excess Cash Flow Prepayment and after giving effect thereto, Excess Availability shall be equal to or greater than $25,000,000 and (3) Agent shall have received a Pro Forma Compliance Certificate (as defined in the Revolving Loan Agreement) demonstrating that, upon giving effect on a Pro Forma Basis (as defined in the Revolving Loan Agreement) to such Excess Cash Flow Prepayment, Excess Availability shall be equal to or greater than $25,000,000 for each of the first thirty (30) days after giving effect to such payment] .

(B) In the event that an Excess Cash Flow Prepayment in respect of a fiscal year is not permitted to be made due to the failure of Borrowers to satisfy any of the Excess Availability thresholds set forth in the Excess Cash Flow Prepayment Conditions, such Excess Cash Flow Prepayment may be made and accepted after the Excess Cash Flow Prepayment Period expires but prior to start of the next fiscal year, provided, that, all of the following conditions are satisfied at the time of any such payment, as determined by Revolving Loan Agent, (A) after giving effect to any such Excess Cash Flow Prepayment, the average Excess Availability for the consecutive ninety (90) calendar day period ending on the day prior to such payment is equal to or greater than $30,000,000, (B) on the date of such Excess Cash Flow Prepayment and after giving effect thereto, the Excess Availability is equal to or greater than $30,000,000, (C) Revolving Loan Agent shall have received a Pro Forma Compliance Certificate (as defined in the Revolving Loan Agreement) demonstrating that, upon giving effect on a Pro Forma Basis (as defined in the Revolving Loan Agreement) to such Excess Cash Flow Prepayment, (1) the Fixed Charge Coverage Ratio (as defined in the Revolving Loan Agreement) for Parent and its Subsidiaries is equal to or greater than 1.00 to 1.00 and (2) Excess Availability shall be equal to or greater than $30,000,000 for each of the first thirty (30) days after giving effect to such payment, and (D) on the date of any such Excess Cash Flow Prepayment and after giving effect thereto, no Default (as defined in the Revolving Loan Agreement) or Event of Default shall have occurred and be continuing.

4.2 Payments Over.

(a) So long as the Discharge of Revolving Loan Debt has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Term Loan Agent agrees, for itself and on behalf of the other Term Loan Secured Parties, that any Revolving Loan Priority Collateral or proceeds thereof or payment with respect thereto received by the Term Loan Agent or any other Term Loan Secured Party (including any right of set-off) with respect to the Revolving Loan Priority Collateral, and including in connection with any insurance policy claim, shall be segregated and held in trust and promptly transferred or paid over to the Revolving Loan Agent for the benefit of the Revolving Loan Secured Parties in the same form as received, with any necessary endorsements or assignments or as a court of competent jurisdiction may otherwise direct. The Revolving Loan Agent is hereby authorized to make any such endorsements or assignments, without any representation, warranty or recourse, express or implied, as agent for the Term Loan Agent. This authorization is coupled with an interest and is irrevocable.

(b) So long as the Discharge of Term Loan Debt has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Revolving Loan Agent agrees, for itself and on behalf of the other Revolving Loan Secured Parties, that any Term Loan Priority Collateral or proceeds thereof or payment with respect thereto received by the Revolving Loan Agent or any other Revolving Loan Secured Party (including any right of set-off) with respect to the Term Loan Priority Collateral, and including in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), shall be segregated and held in trust and promptly transferred or paid over to the Term Loan Agent for the benefit of the Term Loan Secured Parties in the same form as received, with any necessary endorsements or assignments or as a court of competent jurisdiction may otherwise direct. The Term Loan Agent is hereby authorized to make any such endorsements or assignments, without any representation, warranty or recourse, express or implied, as agent for the Revolving Loan Agent. This authorization is coupled with an interest and is irrevocable.

Section 5. Bailee for Perfection; Collateral Access Agreements.

5.1 Each Agent as Bailee.

(a) Each Agent agrees to hold any Collateral that is in the possession or control of such Agent (or its agents or bailees), to the extent that possession or control thereof is necessary to perfect a Lien thereon under the UCC (such Collateral being referred to herein as the “Pledged Collateral”), as bailee and agent for and on behalf of the other Agent solely for the purpose of perfecting the security interest granted to the other Agent in such Pledged Collateral (including, but not limited to, any securities or any deposit accounts or securities accounts, if any) pursuant to the Revolving Loan Documents or Term Loan Documents, as applicable, subject to the terms and conditions of this Section 5.

(b) Until the Discharge of Revolving Loan Debt has occurred, the Revolving Loan Agent shall be entitled to deal with the Pledged Collateral constituting Revolving Loan Priority Collateral in accordance with the terms of the Revolving Loan Documents. The rights of the Term Loan Agent to such Pledged Collateral shall at all times be subject to the terms of this Agreement and to the Revolving Loan Agent’s rights under the Revolving Loan Documents. Until the Discharge of Term Loan Debt has occurred, the Term Loan Agent shall be entitled to deal with the Pledged Collateral constituting Term Loan Priority Collateral in accordance with the terms of the Term Loan Documents, The rights of the Revolving Loan Agent to such Pledged Collateral shall at all times be subject to the terms of this Agreement and to the Term Loan Agent’s rights under the Term Loan Documents.

(c) Each Agent shall have no obligation whatsoever to the other Agent or any other Secured Party to assure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5. The duties or responsibilities of each Agent under this Section 5 shall be limited solely to holding the Pledged Collateral as bailee and agent for and on behalf of the other Agent for purposes of perfecting the Lien held by the other Agent.

(d) Each Agent shall not have by reason of the Revolving Loan Documents, the Term Loan Documents or this Agreement or any other document a fiduciary relationship in respect of the other Agent or any of the other Secured Parties and shall not have any liability to the other Agent or any other Secured Party in connection with its holding the Pledged Collateral, other than for its gross negligence or willful misconduct as determined by a final, non-appealable order of a court of competent jurisdiction.

5.2 Transfer of Pledged Collateral.

(a) Upon the Discharge of Revolving Loan Debt, to the extent permitted under applicable law, upon the request of the Term Loan Agent, the Revolving Loan Agent shall, without recourse or warranty, transfer the possession and control of the Pledged Collateral, if any, then in its possession or control to Term Loan Agent, except in the event and to the extent (i) Revolving Loan Agent or any other Revolving Loan Secured Party has retained or otherwise acquired such Collateral in full or partial satisfaction of any of the Revolving Loan Debt, (ii) such Collateral is sold or otherwise disposed of by Revolving Loan Agent or any other

Revolving Loan Secured Party or by a Grantor as provided herein or (iii) it is otherwise required by any order of any court or other governmental authority or applicable law or would result in the risk of liability of Revolving Loan Secured Party to any third party. The foregoing provision shall not impose on Revolving Loan Agent or any other Revolving Loan Secured Party any obligations that would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law. In connection with any transfer described herein to Term Loan Agent, the Revolving Loan Agent agrees to take reasonable actions in its power (with all costs and expenses in connection therewith to be for the account of the Term Loan Agent and to be paid by Borrowers) as shall be reasonably requested by the Term Loan Agent to permit the Term Loan Agent to obtain, for the benefit of the Term Loan Secured Parties, a first priority security interest in the Pledged Collateral.

(b) Upon the Discharge of Term Loan Debt, to the extent permitted under applicable law, upon the request of the Revolving Loan Agent, the Term Loan Agent shall, without recourse or warranty, transfer the possession and control of the Pledged Collateral, if any, then in its possession or control to Revolving Loan Agent, except in the event and to the extent (i) Term Loan Agent or any other Term Loan Secured Party has retained or otherwise acquired such Collateral in full or partial satisfaction of any of the Term Loan Debt, (ii) such Collateral is sold or otherwise disposed of by Term Loan Agent or any other Term Loan Secured Party or by a Grantor as provided herein or (iii) it is otherwise required by any order of any court or other governmental authority or applicable law or would result in the risk of liability of Term Loan Secured Party to any third party. The foregoing provision shall not impose on Term Loan Agent or any other Term Loan Secured Party any obligations which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law. In connection with any transfer described herein to Revolving Loan Agent, the Term Loan Agent agrees to take reasonable actions in its power (with all costs and expenses in connection therewith to be for the account of the Revolving Loan Agent and to be paid by Borrowers) as shall be reasonably requested by the Revolving Loan Agent to permit the Revolving Loan Agent to obtain, for the benefit of the Revolving Loan Secured Parties, a first priority security interest in the Pledged Collateral.

5.3 Deposit Accounts; Collateral Access Agreements. In the case of any deposit accounts (other than with respect to the Term Loan Priority Account for so long as the Term Loan Debt remains outstanding) subject to Deposit Account Control Agreements (as such term is defined in the Revolving Loan Documents) or any rights with respect to Collateral obtained by the Revolving Loan Agent pursuant to Collateral Access Agreements (as such term is defined in the Revolving Loan Agreement), after the event of the Discharge of the Revolving Loan Debt, and to the extent that the Term Loan Debt remains outstanding, the Revolving Loan Agent agrees, at the request of the Term Loan Agent and at the expense of Grantors, to (a) with respect to deposit accounts other than the Term Loan Priority Account, promptly deliver written notice to the bank at which deposit accounts are maintained that (i) such account(s) remain subject to a Lien in favor of the Term Loan Agent and the Revolving Loan Agent is no longer the “Agent” or “Lender Representative” as the case may be or otherwise entitled to act under such agreement and (ii) from the date of the notice and at all times thereafter until the Discharge of Term Loan Debt or the Term Loan Agent instructs the bank at which the deposit account is maintained otherwise, that the Term Loan Agent is to be deemed the “Agent” for all purposes in connection with such agreement and that the bank is to follow the directions of the Term Loan Agent for all purposes in connection with such deposit accounts, and (b) with respect to Collateral Access Agreements (as such term is defined in the Revolving Loan Agreement), promptly deliver written notice to the Person party to the applicable Collateral Access Agreement that (i) the Collateral located at such location remains subject to a Lien in favor of the Term Loan Agent, and (ii) from the date of the notice and at all times thereafter until the Term Loan Agent instructs such party otherwise, the Term Loan Agent is to be deemed the “Agent” for all purposes in connection with such agreement. Term Loan Agent agrees after the event of the Discharge of the Term Loan Debt, and to the extent that the Revolving Loan Debt remains outstanding, the Term Loan Agent agrees, at the request of the Revolving Loan Agent and at the expense of Grantors, (c) with respect to the Term Loan Priority Account, promptly deliver written notice to the bank at which such deposit account is maintained that (i) such account(s) remain subject to a Lien in favor of the Revolving Loan Agent and the Term Loan Agent is no longer the “Agent” or “Lender Representative” as the case may be or otherwise entitled to act under such agreement and (ii) from the date of the notice and at all times thereafter until the Discharge of Revolving Loan Debt or the Revolving Loan Agent instructs the bank at which the Term Loan Priority Account is maintained otherwise, that the Revolving Loan Agent is to be deemed the “Agent” for all purposes in connection with such agreement and that the bank is to follow the directions of the Term Loan Agent for all purposes in connection with such deposit accounts.

Section 6. Insolvency or Liquidation Proceedings

6.1 General Applicability. This Agreement shall be applicable both before and after the institution of any Insolvency or Liquidation Proceeding involving Borrowers or any other Grantor, including, without limitation, the filing of any petition by or against Borrowers or any other Grantor under the Bankruptcy Code or under any other Bankruptcy Law and all converted or subsequent cases in respect thereof, and all references herein to Borrowers or any Grantor shall be deemed to apply to the trustee for Borrowers or such Grantor and Borrowers or such Grantor as debtor-in-possession. The relative rights of the Revolving Loan Secured Parties and the Term Loan Secured Parties in or to any distributions from or in respect of any Collateral or proceeds of Collateral shall continue after the institution of any Insolvency or Liquidation Proceeding involving Borrowers or any other Grantor, including, without limitation, the filing of any petition by or against Borrowers or any other Grantor under the Bankruptcy Code or under any other Bankruptcy Law and all converted cases and subsequent cases, on the same basis as prior to the date of such institution, subject to any court order approving the financing of, or use of cash collateral by, Borrowers or any other Grantor as debtor-in-possession, or any other court order affecting the rights and interests of the parties hereto not in conflict with this Agreement. This Agreement shall constitute a subordination agreement for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Insolvency or Liquidation Proceeding in accordance with its terms.

6.2 Bankruptcy Financing. If any Grantor becomes subject to any Insolvency or Liquidation Proceeding, until the Discharge of Revolving Loan Debt has occurred, the Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, agrees that:

(a) each Term Loan Secured Party will raise no objection to, nor support any other Person objecting to, and will be deemed to have consented to, the use of any Revolving Loan Priority Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law or any post-petition financing, provided by Revolving Loan Agent or any Person approved by Revolving Loan Agent (which agrees to be bound by Section 8 hereof) under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (a “DIP Financing”), will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in the proviso immediately below and will subordinate (and will be deemed hereunder to have subordinated) the Liens granted to Term Loan Secured Parties to such DIP Financing on the same terms as such Liens are subordinated to the Liens granted to Revolving Loan Agent hereunder (and such subordination will not alter in any manner the terms of this Agreement), to any adequate protection provided to the Revolving Loan Secured Parties and to any “carve out” agreed to by the Revolving Loan Agent, provided that:

(i) the Revolving Loan Agent does not oppose or object to such use of cash collateral or DIP Financing,

(ii) the aggregate principal amount of such DIP Financing, together with the Revolving Loan Debt as of such date, does not exceed the Maximum Priority Revolving Loan Debt, and the DIP Financing is treated as Revolving Loan Debt hereunder,

(iii) the Liens granted to the Revolving Loan Secured Parties or such other person in connection with such DIP Financing are subject to this Agreement and considered to be Liens of Revolving Loan Agent for purposes hereof,

(iv) the Term Loan Agent retains a Lien on the Revolving Loan Priority Collateral (including proceeds thereof) with the same priority relative to the Liens of Revolving Loan Agent as existed prior to such Insolvency or Liquidation Proceeding,

(v) the Term Loan Agent receives replacement Liens on all post-petition assets of any Grantor in which any of the Revolving Loan Agent obtains a replacement Lien, or which secure the DIP Financing, with the same priority relative to the Liens of Revolving Loan Agent as existed prior to such Insolvency or Liquidation Proceeding,

(vi) the Revolving Loan Secured Parties do not establish or require a timetable for the disposition of all or substantially all of any Grantor’s assets and properties within a specific time period in violation of Section 3.1(b)(vii) hereof, and

(vii) the Term Loan Secured Parties may oppose or object to such use of Cash Collateral or DIP Financing on the same bases as an unsecured creditor, so long as such opposition or objection is not based on the Term Loan Secured Parties’ status as secured creditors.

(b) No Term Loan Secured Party shall, directly or indirectly, provide, or seek to provide DIP Financing secured by Liens equal to or senior in priority to the Liens on the Revolving Loan Priority Collateral of Revolving Loan Agent, without the prior written consent of Revolving Loan Agent; provided, that, any fund or similar investment vehicle managed or advised by DDJ Capital Management, LLC that invests in commercial loans may seek to provide postpetition financing under Section 364 of the Bankruptcy Code or any comparable provisions of any other Bankruptcy Law so long as:

(i) As a condition of such financing, all proceeds of Revolving Loan Priority Collateral shall either be (A) be remitted to Revolving Loan Agent for application to the Revolving Loan Debt up to the Maximum Priority Revolving Loan Debt or (B) used by Borrowers subject to terms and conditions acceptable to Revolving Loan Agent, including without limitation, that all use of cash collateral shall be subject to the same Availability criteria as set forth in the Revolving Loan Agreement (provided, that, the calculation of such Availability during the Insolvency Proceeding shall be calculated by the Revolving Loan Agent in the same manner as if the Revolving Loan Agent and Revolving Loan Lenders were providing DIP Financing to Borrowers pursuant to Section 6.2(a) above, which shall include among other things, a Reserve in the amount of any professional fee carve out or similar priority administrative claims) and used in accordance with a budget (in form and substance reasonably acceptable to Revolving Loan Agent), with any cash collateral in excess of the amounts necessary to fund the expenses for any applicable period in the budget being remitted to Revolving Loan Agent for application against the Revolving Loan Debt up to the Maximum Priority Revolving Loan Debt,

(ii) the aggregate principal amount of such post-petition financing to be provided pursuant to this Section 6.2(b) under Section 364 of the Bankruptcy Code or any comparable provisions of any other Bankruptcy Law shall be in an amount of not less than $10,000,000 but when taken together with the outstanding Term Loan Debt as of such date shall not exceed the Maximum Priority Term Loan Debt, plus $20,000,000 (the $20,000,000 being subject to a dollar-for-dollar reduction equal to any increase in the principal amount of the Term Loans after the date hereof but prior to the commencement of any case with respect to any Grantor under the Bankruptcy Code or any other Insolvency or Liquidation Proceeding),

(iii) no portion of the Revolving Loan Priority Collateral shall be used to repay the Term Loan Debt outstanding as of the date of the commencement of any Insolvency or Liquidation Proceeding or any Term Loan Debt incurred thereafter pursuant to any financing to be provided pursuant to this Section 6.2(b), whether such payments are approved by the Bankruptcy Court or otherwise prior to the repayment of the Revolving Loan Debt up to the Maximum Priority Revolving Loan Debt,

(iv) such financing is secured by Liens junior in priority to the Liens on the Revolving Loan Priority Collateral of the Revolving Loan Agent, and

(v) the Revolving Loan Agent, for itself or on behalf of the other Revolving Loan Secured Parties, shall be granted adequate protection pursuant to an order of the Bankruptcy Court (in form and substance satisfactory to Revolving Loan Agent) in the form of (A) additional or replacement Liens on the Collateral (including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding), with such Liens being subject to the priority provisions of Section 2.2 hereof, (B) a super-priority administrative expense claim for any diminution in the value of the Collateral, (C) all reporting notices and inspection rights granted to the Revolving Loan Agent and Revolving Loan Lenders pursuant to and in accordance with the Revolving Loan Documents, and (D) payment of all interest that accrues post-petition and fees or expenses that are incurred post-petition pursuant to the Revolving Loan Documents as and when due under the Revolving Loan Documents to the Revolving Loan Agent or any other Revolving Loan Secured Party.

6.3 Relief from the Automatic Stay.

(a) The Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, agrees that, so long as the Discharge of Revolving Loan Debt has not occurred, no Term Loan Secured Party shall, without the prior written consent of the Revolving Loan Agent, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any part of the Revolving Loan Priority Collateral, any proceeds thereof or any Lien thereon securing any of the Term Loan Debt. Notwithstanding anything to the contrary set forth in this Agreement, no Grantor waives or shall be deemed to have waived any rights under Section 362 of the Bankruptcy Code.

(b) The Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties, agrees that, so long as the Discharge of Term Loan Debt has not occurred, no Revolving Loan Secured Party shall, without the prior written consent of the Term Loan Agent, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any part of the Term Loan Priority Collateral, any proceeds thereof or any Lien thereon securing any of the Revolving Loan Debt. Notwithstanding anything to the contrary set forth in this Agreement, no Grantor waives or shall be deemed to have waived any rights under Section 362 of the Bankruptcy Code.

6.4 [Reserved]

6.5 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of any reorganized Grantor secured by Liens upon any property of such reorganized Grantor are distributed, pursuant to a plan of reorganization, on account of both the Revolving Loan Debt and the Term Loan Debt, then, to the extent the debt obligations distributed on account of the Revolving Loan Debt and on account of the Term Loan Debt are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.6 Separate Classes. Each of the parties hereto irrevocably acknowledges and agrees that (a) the claims and interests of the Revolving Loan Secured Parties and the Term Loan Secured Parties are not “substantially similar” within the meaning of Section 1122 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, (b) the grants of the Liens to secure the Revolving Loan Debt and the grants of the Liens to secure the Term Loan Debt constitute two separate and distinct grants of Liens, (c) the Revolving Loan Secured Parties’ rights in the Collateral are fundamentally different from the Term Loan Secured Parties’ rights in the Collateral, and (d) as a result of the foregoing, among other things, the Revolving Loan Debt and the Term Loan Debt must be separately classified in any plan of reorganization proposed or adopted in any Insolvency or Liquidation Proceeding.

6.7 Asset Dispositions.

(a) Until the Discharge of Revolving Loan Debt has occurred, the Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, agrees that, in the event of any Insolvency or Liquidation Proceeding, the Term Loan Secured Parties will not object or oppose (or support any Person in objecting or opposing) a motion to any sale, lease, license, exchange, transfer or other disposition of any Revolving Loan Priority Collateral free and clear of the Liens of Term Loan Agent and the other Term Loan Secured Parties or other claims under Section 363 of the Bankruptcy Code, or any comparable provision of any Bankruptcy Law and shall be deemed to have consented to any such any sale, lease, license, exchange, transfer or other disposition of any Revolving Loan Priority Collateral under Section 363(f) of the Bankruptcy Code that has been consented to by the Revolving Loan Agent; provided, that, the proceeds of such sale, lease, license, exchange, transfer or other disposition of any Collateral to be applied to the Revolving Loan Debt or the Term Loan Debt are applied in accordance with Sections 4.1 and 4.2 hereof.

(b) Until the Discharge of Term Loan Debt has occurred, the Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties, agrees that, in the event of any Insolvency or Liquidation Proceeding, the Revolving Loan Secured Parties will not object or oppose (or support any Person in objecting or opposing) a motion to any sale, lease, license, exchange, transfer or other disposition of any Term Loan Priority Collateral free and clear of the Liens of Revolving Loan Agent and the other Revolving Loan Secured Parties or other claims under Section 363 of the Bankruptcy Code, or any comparable provision of any Bankruptcy Law and shall be deemed to have consented to any such any sale, lease, license, exchange, transfer or other disposition of any Term Loan Priority Collateral under Section 363(f) of the Bankruptcy Code that has been consented to by the Term Loan Agent; provided, that, the proceeds of such sale, lease, license, exchange, transfer or other disposition of any Collateral to be applied to the Revolving Loan Debt or the Term Loan Debt are applied in accordance with Sections 4.1 and 4.2 hereof.

6.8 Avoidance Issues. If any Revolving Loan Secured Party or Term Loan Secured Party is required on any date in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor any amount (a “Recovery”), then the Revolving Loan Debt or the Term Loan Debt, as the case may be shall be reinstated on such date to the extent of such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.9 Certain Waivers as to Section 1111(b)(2) of Bankruptcy Code. The Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, waives any claim any Term Loan Secured Party may hereafter have against any Revolving Loan Secured Party arising out of the election by any Revolving Loan Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law. The Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties, waives any claim any Revolving Loan Secured Party may hereafter have against any Term Loan Secured Party arising out of the election by any Term Loan Secured Party of the application of

Section 1111(b)(2) of the Bankruptcy Code or any comparable provision of any other Bankruptcy Law.

6.10 Other Bankruptcy Laws. In the event that an Insolvency of Liquidation Proceeding is filed in a jurisdiction other than the United States or is governed by any Bankruptcy Law other than the Bankruptcy Code, each reference in this Agreement to a section of the Bankruptcy Code shall be deemed to refer to the substantially similar or corresponding provision of the Bankruptcy Law applicable to such Insolvency or Liquidation Proceeding, or in the absence of any specific similar or corresponding provision of the Bankruptcy Law, such other general Bankruptcy Law as may be applied in order to achieve substantially the same result as would be achieved under each applicable section of the Bankruptcy Code.

Section 7. Term Loan Lenders’ Purchase Option

7.1 Exercise of Option. On or after the occurrence and during the continuance of a Triggering Event, the Term Loan Secured Parties shall have the option at any time, within thirty (30) days of the occurrence of such Triggering Event and upon five (5) Business Days’ prior written notice by Term Loan Agent to Revolving Loan Agent, to purchase all (but not less than all) of the Revolving Loan Debt from the Revolving Loan Secured Parties. Such notice from Term Loan Agent to Revolving Loan Agent shall be irrevocable.

7.2 Purchase and Sale. On the date specified by Term Loan Agent in such notice (which shall not be less than five (5) Business Days, nor more than fifteen (15) Business Days, after the receipt by Revolving Loan Agent of the notice from Term Loan Agent of its election to exercise such option), Revolving Loan Secured Parties shall, subject to any required approval of any court or other regulatory or governmental authority then in effect, if any, sell to Term Loan Secured Parties, and Term Loan Secured Parties shall purchase from Revolving Loan Secured Parties, all of the Revolving Loan Debt. Notwithstanding anything to the contrary contained herein, in connection with any such purchase and sale, Revolving Loan Secured Parties shall retain all rights under the Revolving Loan Documents to be indemnified or held harmless by Grantors in accordance with the terms thereof.

7.3 Payment of Purchase Price.

(a) Upon the date of such purchase and sale, Term Loan Secured Parties shall (i) pay to Revolving Loan Agent for the account of the Revolving Loan Secured Parties as the purchase price therefor the full amount of all of the Revolving Loan Debt then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses), (ii) furnish cash collateral to Revolving Loan Agent in such amounts as Revolving Loan Agent determines is reasonably necessary to secure Revolving Loan Secured Parties in connection with any issued and outstanding letters of credit, banker’s acceptances or similar instruments or guarantees or indemnities in respect thereof issued under the Revolving Loan Documents (but not in any event in an amount greater than one hundred five (105%) percent of the aggregate undrawn face amount of such letters of credit, banker’s acceptances or similar instruments or guarantees or indemnities in respect thereof), (iii) agree to reimburse Revolving Loan Secured Parties for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit, banker’s acceptances or similar instruments as described above and any checks or other payments provisionally credited to the Revolving Loan Debt, and/or as to which Revolving Loan Secured Parties have not yet received final payment, and (iv) agree to reimburse Revolving Loan Secured Parties in respect of indemnification obligations of Grantors under the Revolving Loan Documents as to matters or circumstances known to Revolving Loan Secured Parties and disclosed in writing to Term Loan Agent (unless such disclosure is not permitted under applicable law) at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to Revolving Loan Secured Parties; provided, that, in no event shall the Term Loan Secured Parties have any liability under this clause (iv) for amounts in excess of the proceeds of Collateral received by the Term Loan Secured Parties.

(b) Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of Revolving Loan Agent as Revolving Loan Agent may designate in writing to Term Loan Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by Term Loan Secured Parties to the bank account designated by Revolving Loan Agent are received in such bank account prior to 2:00 p.m., New York City time and interest shall be calculated to and including such Business Day if the amounts so paid by Term Loan Secured Parties to the bank account designated by Revolving Loan Agent are received in such bank account later than 2:00 p.m., New York City time.

(c) In the event that any one or more Term Loan Secured Parties exercises and consummates the purchase option set forth in this Section 7 and upon the receipt by Revolving Loan Agent of all amounts payable pursuant to Section 7.3(a) hereof, (i) the Term Loan Secured Parties shall have the right, but not the obligation, to require the Revolving Loan Agent to immediately resign in its capacity as Revolving Loan Agent under the Revolving Loan Documents and (ii) Revolving Loan Agent may immediately resign in its capacity as Revolving Loan Agent under the Revolving Loan Documents.

7.4 Representations Upon Purchase and Sale. Such purchase shall be expressly made without representation or warranty of any kind by Revolving Loan Secured Parties as to the Revolving Loan Debt, the Collateral or otherwise and without recourse to Revolving Loan Secured Parties, except that each Revolving Loan Secured Party shall represent and warrant, severally, as to it: (a) the amount of the Revolving Loan Debt being purchased from it are as reflected in the books and records of such Revolving Loan Secured Party (but without representation or warranty as to the collectibility, validity or enforceability thereof), (b) that such Revolving Loan Secured Party owns the Revolving Loan Debt being sold by it free and clear of any liens or encumbrances, and (c) such Revolving Loan Secured Party has the right to assign the Revolving Loan Debt being sold by it and the assignment is duly authorized.

Section 8. Access and Use of Term Loan Priority Collateral

8.1 Access and Use Rights of Revolving Loan Agent. In the event that the Term Loan Agent shall acquire control or possession of any of the Term Loan Priority Collateral or shall, through the exercise of remedies under the Term Loan Documents or otherwise, sell any of the

Term Loan Priority Collateral to any third party (a “Third Party Purchaser”), the Term Loan Agent shall permit the Revolving Loan Agent (or require as a condition of such sale to the Third Party Purchaser that the Third Party Purchaser agree to permit the Revolving Loan Agent), at its option and in accordance with applicable law, and at the expense of the Revolving Secured Parties: (a) to enter and use any or all of the Term Loan Priority Collateral under such control or possession (or sold to a Third Party Purchaser) consisting of real property and the improvements, structures, buildings thereon and all related rights during normal business hours or in order to inspect, remove or take any action with respect to the Revolving Loan Priority Collateral or to enforce the Revolving Loan Agent’s rights with respect thereto, including, but not limited to, the examination and removal of Revolving Loan Priority Collateral and the examination and duplication of the books and records of any Grantor related to the Revolving Loan Priority Collateral, or to otherwise handle, deliver, ship, transport, deal with or dispose of any Revolving Loan Priority Collateral, such right to include, without limiting the generality of the foregoing, the right to conduct one or more public or private sales or auctions thereon; and (b) use any of the Term Loan Priority Collateral under such control or possession (or sold to a Third Party Purchaser) consisting of equipment (including computers or other data processing equipment related to the storage or processing of records, documents or files pertaining to the Revolving Loan Priority Collateral) or other equipment to handle, deal with or dispose of any Revolving Loan Priority Collateral pursuant to the rights of the Revolving Loan Agent and the other Revolving Loan Secured Parties as set forth in the Revolving Loan Documents, the UCC of any applicable jurisdiction and other applicable law. The Term Loan Agent shall not have any responsibility or liability for the acts or omissions of the Revolving Loan Agent or any of the other Revolving Loan Secured Parties, and the Revolving Loan Agent and the other Revolving Loan Secured Parties shall not have any responsibility or liability for the acts or omissions of the Term Loan Agent, in each case arising in connection with such other Person’s use and/or occupancy of any of the Term Loan Priority Collateral. The rights of the Revolving Loan Agent set forth in clauses (a) and (b) above as to the Term Loan Priority Collateral shall be irrevocable and shall continue at the Revolving Loan Agent’s option for a period of one hundred eighty (180) days as to any such Term Loan Priority Collateral from the date on which the Term Loan Agent has notified the Revolving Loan Agent that the Term Loan Agent has acquired possession or control of such Term Loan Priority Collateral. The time periods set forth herein shall be tolled during the pendency of any proceeding of a Grantor under the U.S. Bankruptcy Code or other proceedings to the extent that Revolving Loan Agent is stayed from enforcing its rights against the Revolving Loan Priority Collateral. In no event shall Term Loan Agent or any of the Term Loan Secured Parties take any action to interfere, limit or restrict the rights of Revolving Loan Agent or the exercise of such rights by Revolving Loan Agent to have access to or to use any of such Term Loan Priority Collateral under such possession or control pursuant to this Section 8.1 prior to the expiration of such periods. The Revolving Loan Agent, on behalf of itself and the other Revolving Loan Secured Parties, hereby acknowledges that, during the period any Term Loan Priority Collateral shall be under control or possession of the Term Loan Agent or the other Term Loan Secured Parties, the Term Loan Agent and the other Term Loan Secured Parties shall not be obligated to take any action to protect any Revolving Loan Priority Collateral or to procure insurance with respect to any Revolving Loan Priority Collateral that may be located on or in the Term Loan Priority Collateral, provided, that, nothing contained herein shall relieve the Term Loan Secured Parties for any loss or damage to the Revolving Loan Priority Collateral resulting from the gross negligence or willful misconduct of the Term Loan Agent and/or Term

Loan Secured Parties or their agents, as determined by a final non-appealable judgment of a court of competent jurisdiction.

8.2 Intellectual Property. In addition to and not in limitation of Section 8.1, in the event that the Term Loan Agent shall acquire control or possession of any of the Term Loan Priority Collateral consisting of Intellectual Property, the Term Loan Agent hereby grants to the Revolving Loan Agent, in connection with any enforcement action by the Revolving Loan Agent with respect to the Collateral, a non-exclusive, irrevocable royalty free license with respect to any intellectual property necessary to realize upon any Revolving Loan Priority Collateral for the purpose of effecting such realization until the Discharge of the Revolving Loan Debt during the Term Loan License Period. Upon the expiration of the Term Loan License Period, the license granted to the Revolving Loan Agent pursuant to this Section 8.2 shall automatically terminate. Notwithstanding anything to the contrary contained herein, any purchaser or assignee of Revolving Loan Priority Collateral pursuant to the exercise by Revolving Loan Agent of any of its rights or remedies with respect thereto shall have the right to sell or otherwise dispose of any such Revolving Loan Priority Collateral to which any such Intellectual Property is affixed.

8.3 Responsibilities of Revolving Loan Secured Parties. During the period of actual occupation, use and/or control by the Revolving Loan Agent of any Term Loan Priority Collateral (or any assets or property subject to a leasehold interest constituting Term Loan Priority Collateral), the Revolving Secured Parties shall be obligated (a) to reimburse the Term Secured Parties any incremental additional amounts required to be paid in respect of increases in utilities, taxes and all other operating costs of such Term Loan Priority Collateral as a result of the use thereof by Revolving Loan Agent that Term Loan Agent or the other Term Loan Secured Parties would not have had to pay or be responsible for but for the use thereof by Revolving Loan Agent pursuant to its rights hereunder during any such period of actual occupation, use and/or control to the extent the same are actually paid by the Term Loan Secured Parties, (b) to repair at their expense any physical damage to such Term Loan Priority Collateral resulting from such occupancy, use or control, and to leave such Term Loan Priority Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control (ordinary wear and tear excepted), (c) to deliver to the Term Loan Agent a certificate of insurance from a financially sound and reputable insurer having an A rating or better from Best’s Rating Service showing property and liability coverage reasonably satisfactory to the Term Loan Agent on such Term Loan Priority Collateral during any such period of actual occupation, use and/or control thereof by the Revolving Loan Agent and naming the Term Loan Agent as an additional named insured and loss payee, as applicable, and (d) to indemnify and hold harmless the Term Secured Parties from and against any third party claims against the Term Loan Secured Parties to the extent resulting from actions or omissions by the Revolving Loan Secured Parties or their agents or representatives during the period of such occupancy, use or control by the Revolving Loan Agent. Without limiting the rights granted in this section, the Revolving Loan Agent and the other Revolving Loan Secured Parties shall cooperate with the Term Loan Secured Parties in connection with any efforts made by the Term Loan Agent or the Term Loan Secured Parties to sell the Term Loan Priority Collateral.

Section 9. Reliance; Waivers; etc.

9.1 Reliance.

(a) The consent by the Revolving Loan Secured Parties to the execution and delivery of the Term Loan Documents and the grant to the Term Loan Agent on behalf of the Term Loan Secured Parties of a Lien on the Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the Revolving Loan Secured Parties to any Grantor shall be deemed to have been given and made in reliance upon this Agreement.

(b) The consent by the Term Loan Secured Parties to the execution and delivery of the Revolving Loan Documents and the grant to the Revolving Loan Agent on behalf of the Revolving Loan Secured Parties of a Lien on the Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the Term Loan Secured Parties to any Grantor shall be deemed to have been given and made in reliance upon this Agreement.

9.2 No Warranties or Liability.

(a) The Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, acknowledges and agrees that each of the Revolving Loan Agent and the other Revolving Loan Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Revolving Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Term Loan Agent agrees, for itself and on behalf of the other Term Loan Secured Parties, that the Revolving Loan Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Revolving Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Revolving Loan Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Term Loan Agent or any of the other Term Loan Secured Parties have in the Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Revolving Loan Agent nor any of the other Revolving Loan Secured Parties shall have any duty to the Term Loan Agent or any of the other Term Loan Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the Term Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

(b) The Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties, acknowledges and agrees that each of the Term Loan Agent and the other Term Loan Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Term Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Revolving Loan Agent agrees, for itself and on behalf of the other Revolving Loan Secured Parties, that the Term Loan Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Term Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Term Loan Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Revolving Loan Agent or any of the other Revolving Loan Secured Parties have in the Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Term Loan Agent nor any of the other Term Loan Secured Parties shall have any duty to the Revolving Loan Agent or any of the other Revolving

Loan Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the Revolving Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

9.3 No Waiver of Lien Priorities;

(a) No right of the Revolving Loan Agent or any of the other Revolving Loan Secured Parties to enforce any provision of this Agreement or any of the Revolving Loan Documents shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by Revolving Loan Agent or any other Revolving Loan Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Revolving Loan Documents or any of the Term Loan Documents, regardless of any knowledge thereof which the Revolving Loan Agent or any of the other Revolving Loan Secured Parties may have or be otherwise charged with.

(b) No right of the Term Loan Agent or any of the other Term Loan Secured Parties to enforce any provision of this Agreement or any of the Term Loan Documents shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by Term Loan Agent or any other Term Loan Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Term Loan Documents or any of the Revolving Loan Documents, regardless of any knowledge thereof which the Term Loan Agent or any of the other Term Loan Secured Parties may have or be otherwise charged with.

(c) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the Revolving Loan Documents), the Revolving Loan Agent and any of the other Revolving Loan Secured Parties may, at any time and from time to time, without the consent of, or notice to, the Term Loan Agent or any other Term Loan Secured Party, without incurring any liabilities to the Term Loan Agent or any other Term Loan Secured Party and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Term Loan Agent or any other Term Loan Secured Party is affected, impaired or extinguished thereby) do, subject to Section 10.4(b) hereof, any one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Revolving Loan Debt or any Lien on any Collateral or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Revolving Loan Debt, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Revolving Loan Agent or any of the other Revolving Loan Secured Parties, the Revolving Loan Debt or any of the Revolving Loan Documents

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Revolving Loan Priority Collateral or any liability of any Grantor to the Revolving Loan Agent or any of the other Revolving Loan Secured Parties, or any liability incurred directly or indirectly in respect thereof in accordance with the terms hereof;

(iii) exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor or any Revolving Loan Priority Collateral and any security and any guarantor or any liability of any Grantor to any of the Revolving Loan Secured Parties or any liability incurred directly or indirectly in respect thereof.

(d) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the Term Loan Documents), the Term Loan Agent and any of the other Term Loan Secured Parties may, at any time and from time to time, without the consent of, or notice to, the Revolving Loan Agent or any other Revolving Loan Secured Party, without incurring any liabilities to the Revolving Loan Agent or any other Revolving Loan Secured Party and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Revolving Loan Agent or any other Revolving Loan Secured Party is affected, impaired or extinguished thereby) do, subject to Section 10.4(b) hereof, any one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Term Loan Debt or any Lien on any Collateral or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Term Loan Debt, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Term Loan Agent or any of the other Term Loan Secured Parties, the Term Loan Debt or any of the Term Loan Documents

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Term Loan Priority Collateral or any liability of any Grantor to the Term Loan Agent or any of the other Term Loan Secured Parties, or any liability incurred directly or indirectly in respect thereof in accordance with the terms hereof;

(iii) exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor or any Term Loan Priority Collateral and any security and any guarantor or any liability of any Grantor to any of the Term Loan Secured Parties or any liability incurred directly or indirectly in respect thereof.

(e) The Term Loan Agent agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Revolving Loan Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

(f) The Revolving Loan Agent agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Term Loan Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

Section 10. Miscellaneous.

10.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Revolving Loan Documents or the Term Loan Documents, the provisions of this Agreement shall govern.

10.2 Continuing Nature of this Agreement; Severability. This Agreement shall continue to be effective until the Discharge of Revolving Loan Debt shall have occurred or the final payment in full in cash of the Term Loan Debt and the termination and release by each Term Loan Secured Party of any Liens to secure the Term Loan Debt. This is a continuing agreement of lien subordination and the Revolving Loan Secured Parties may continue, at any time and without notice to the Term Loan Agent or any other Term Loan Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor constituting Revolving Loan Debt in reliance hereof. The Term Loan Agent, for itself and on behalf of the Term Loan Secured Parties, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The Revolving Loan Agent, for itself and on behalf of the Revolving Loan Secured Parties, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.3 When Discharge of Debt Deemed to Not Have Occurred.

(a) If substantially contemporaneously with the Discharge of Revolving Loan Debt, Borrowers refinances indebtedness outstanding under the Revolving Loan Documents in a manner which does not contravene the terms of Section 10.4(b) hereof, then after written notice to Term Loan Agent, (i) the indebtedness and other obligations arising pursuant to such refinancing of the then outstanding indebtedness under the Revolving Loan Documents shall automatically be treated as Revolving Loan Debt for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (ii) the credit agreement and the other loan documents evidencing such new indebtedness shall automatically be treated as the Revolving Loan Agreement and the Revolving Loan Documents for all purposes of this Agreement and (iii) the administrative agent under the new Revolving Loan Agreement shall be deemed to be the Revolving Loan Agent for all purposes of this Agreement. Upon receipt of notice of such refinancing (including the identity of the new Revolving Loan Agent), the Term Loan Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as Borrowers or the new

Revolving Loan Agent may reasonably request in order to provide to the new Revolving Loan Agent the rights of the Revolving Loan Agent contemplated hereby.

(b) If substantially contemporaneously with the Discharge of Term Loan Debt, Borrowers refinances indebtedness outstanding under the Term Loan Documents in a manner which does not contravene the terms of Section 10.4(b) hereof, then after written notice to Term Loan Agent, (i) the indebtedness and other obligations arising pursuant to such refinancing of the then outstanding indebtedness under the Term Loan Documents shall automatically be treated as Term Loan Debt for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (ii) the credit agreement and the other loan documents evidencing such new indebtedness shall automatically be treated as the Term Loan Agreement and the Term Loan Documents for all purposes of this Agreement and (iii) the administrative agent under the new Term Loan Agreement shall be deemed to be the Term Loan Agent for all purposes of this Agreement. Upon receipt of notice of such refinancing (including the identity of the new Term Loan Agent), the Term Loan Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as Borrowers or the new Term Loan Agent may reasonably request in order to provide to the new Term Loan Agent the rights of the Term Loan Agent contemplated hereby.

10.4 Amendments; Waivers.

(a) No amendment, modification or waiver of any of the provisions of this Agreement by the Term Loan Agent or the Revolving Loan Agent shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

(b) No Agent shall agree to any amendment, modification, refinancing, waiver or supplement to the Revolving Loan Documents or the Term Loan Documents, as the case may be, that

(i) increases the Revolving Loan Debt to an amount in excess of the Maximum Priority Revolving Loan Debt, or the Term Loan Debt to an amount in excess of the Maximum Priority Term Loan Debt;

(ii) increases the interest rate (including by changing the pricing grid, imposing or increasing a rate floor or otherwise) or any scheduled recurring fee by more than 3.00% in the aggregate during the term of this Agreement or increases or adds any one time fee (including any one-time amendment, waiver, prepayment and success fees, if any) which aggregate more than 3.00% per annum;

(iii) directly prohibits or restricts the payment of principal of, interest on, or other amounts payable with respect to the Revolving Loan Debt or the Term Loan Debt, except for any such prohibitions or restrictions expressly provided for in this Agreement, the Term Loan Agreement and the Revolving Loan Agreement (each as in effect on the date hereof); or

(iv) subordinates the Liens of such Agent to liens in favor or any other Person in connection with an Insolvency or Liquidation Proceeding as provided in this Agreement.

(c) Term Loan Agent nor any Term Loan Lender shall agree to any amendment, modification, refinancing, waiver or supplement to the Term Loan Documents, that alters (other than to extend) the amortization schedule, the terms and conditions of the mandatory prepayments (the conditions of or amounts of) of the Term Loan Debt set forth in Section 2.2 of the Term Loan Agreement (including any component thereof), the annual amount of the regularly scheduled principal payments or the maturity date for the Term Loan Debt (in each case, as in effect on the date hereof).

(d) Revolving Loan Agent nor any Revolving Loan Lender shall agree to any amendment, modification, refinancing, waiver or supplement to the Revolving Loan Documents, that alters the terms and conditions of the mandatory prepayments (the conditions of or amounts of) of the Revolving Loan Debt set forth in Sections 2.4(d), 9.5(b), the last proviso of 9.7(b)(ii), 9.7(b)(iii)(D) and 9.9(h)(ii) of the Revolving Loan Agreement (in each case, as in effect on the date hereof).

10.5 Subrogation.

(a) The Term Loan Agent, for itself and on behalf of the Term Loan Secured Parties, hereby agrees not to assert any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Revolving Loan Debt has occurred.

(b) The Revolving Loan Agent, for itself and on behalf of the Revolving Loan Secured Parties, hereby agrees not to assert any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Term Loan Debt has occurred.

10.6 Consent to Jurisdiction; Waivers. The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 10.7 hereof for such party. Service so made shall be deemed to be completed three (3) days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder based on forum non conveniens, and any objection to the venue of any action instituted hereunder. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement or any other Loan Document, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

10.7 Notices. All notices to the Term Loan Secured Parties and the Revolving Loan Secured Parties permitted or required under this Agreement may be sent to the Term Loan Agent and the Revolving Loan Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by courier service, facsimile transmission or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a facsimile transmission or electronic mail or four (4) Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Term Loan Agent:	The Bank of New York Mellon
600 East Las Colinas Blvd.
Suite 1300
Irving, TX 75039
Attention: Melinda Valentine -Vice President
Telephone No.: 972-401-8500
Telecopy No.: 972-401-8555

with copy to (which shall not constitute notice):	McGuire, Craddock & Strother, P.C.
2501 N. Harowood
Suite 1800
Dallas, Texas 75201
Attention: Jonathan Thalheimer
Telephone No.: 214.954-6855
Telecopy No.: 214-954-6868
Email: jthalheimer@mcslaw.com

with copy to (which shall	Proskauer Rose LLP
not constitute notice):	One International Place
Boston, MA 02110
Attention: Peter Antoszyk, Esq.
Telephone No.: 617-526-9749
Telecopy No.: 617-526-9899

with copy to (which shall	DDJ Capital Management, LLC
not constitute notice):	130 Turner Street
Building 3, Suite 600
Waltham, MA 02453
Attention:
Telephone No.:
Telecopy No.:

Revolving Loan Agent:	Wells Fargo Bank, National Association
12 East 49th Street
New York, NY 10017
Attention: Portfolio Administrator - Latrobe
Telephone No.: 212-840-2000
Telecopy No.: 212-545-4283

Each Grantor:	Latrobe Steel Company
2626 Ligonier Street
P.O. Box 31
Latrobe, PA 15650
Attention: Dale B. Mikus
Telephone No.: 724-532-6306
Telecopy No.: 724-532-6362
with copy to (which shall not constitute notice):	Weil Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Andrew Colao
Telephone No.: (212) 310-8830
Telecopy No.: (212) 310-8007

10.8 Consent to Jurisdiction; Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT,

10.9 Governing Law. The validity, construction and effect of this Intercreditor Agreement shall be governed by the internal laws of the State of New York but excluding any principles of conflict of laws or any other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

10.10 Binding on Successors and Assigns. This Agreement shall be binding upon the Revolving Loan Agent, the other Revolving Loan Secured Parties, the Term Loan Agent and the other Term Loan Secured Parties, and their respective successors and assigns.

10.11 Section Titles; Time Periods. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

10.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document.

10.13 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

10.14 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of the holders of Revolving Loan Debt and Term Loan Debt. No other Person (including without limitation, any Borrower, Guarantor or any of their respective creditors) shall have or be entitled to assert rights or benefits hereunder.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TERM LOAN AGENT

The Band of New York Mellon, as Term Loan Agent

By:
Name:
Title:

[Intercreditor Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

REVOLVING LOAN AGENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Revolving Loan Agent

By:
Name:
Title:

[Intercreditor Agreement]

EXHIBIT A

TO

INTERCREDITOR AGREEMENT

Term Loan Priority Collateral

The term “Term Loan Priority Collateral” shall mean all of the following property now owned or at any time hereafter acquired by any Grantor, in which such Grantor now has or at any time in the future may acquire any right, title or interests:

(a) all Equipment;

(b) all owned real property and Fixtures;

(c) all Pledged Stock;

(d) all Intellectual Property;

(e) all Term Loan Priority Accounts;

(f) all Chattel Paper (including all Tangible Chattel Paper and Electronic Chattel Paper) arising in connection with or directly related to any of the Term Loan Priority Collateral described in clauses (a) through (e) above;

(g) all Instruments (including any Promissory Notes) arising in connection with or directly related to any of the Term Loan Priority Collateral described in clauses (a) through (e) above;

(h) all Documents arising in connection with or directly related to any of the Term Loan Priority Collateral described in clauses (a) through (e) above;

(i) all Letters of Credit, Letter of Credit Rights, banker’s acceptances and similar instruments arising in connection with or directly related to any of the Term Loan Priority Collateral described in clauses (a) through (e) above;

(j) all Supporting Obligations arising in connection with or directly related to any of the Term Loan Priority Collateral described in clauses (a) through (e) above;

(k) all Investment Property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and all monies, credit balances, deposits and other property in each case arising in connection with or directly related to any of the Term Loan Priority Collateral described in clauses (a) through (e) above; and

(l) all products and Proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind of nature of any or all of the Term Loan Priority Collateral.

For purposes of this Exhibit A, the following terms shall have the meanings given to them below:

The (a) terms “Chattel Paper,” “Documents,” “Electronic Chattel Paper,” “Equipment,” “Fixtures,” “Instrument,” “Investment Property,” “Letter of Credit Rights,” “Promissory Note,” “Supporting Obligation,” “Tangible Chattel Paper,” shall have their meanings as set forth in Article 9 of the UCC, (b) term “Letters of Credit” shall its meaning as set forth in defined in Article 5 of the UCC, and (c) term “Term Loan Priority Account” shall have its meaning as set forth in the Agreement.

“Copyright Licenses” shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder).

“Copyrights” shall mean all United States, and foreign copyrights, including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing, including but not limited to: (i) all registrations and applications therefor, (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Intellectual Property” shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

“Patent Licenses” shall mean all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder).

“Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including but not limited to: (i) all registrations and applications referred to in Schedule A of the Patent Security Agreement which is part of the Term Loan Documents, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Pledged Stock” shall mean the shares of Capital Stock (as defined in the Term Loan Agreement) of any Grantor (other than Parent) or any Subsidiary of any Grantor.

“Proceeds” shall mean: all “proceeds” as defined in Article 9 of the UCC, and in any event, shall include, without limitation whatever is receivable or received when Term Loan Priority Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Trademark Licenses” shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder).

“Trademarks” shall mean all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, including but not limited to: (i) all registrations and applications referred to in Schedule A of the Trademark Security Agreement which is part of the Term Loan Documents, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder).

“Trade Secrets” shall mean trade secrets, confidential information, know-how, manufacturing, system process, techniques, designs, prototypes, enhancements, improvements, work-in progress, and research and development information.